Exhibit (10)(k)(1)

AMENDMENT NO. 1
TO
ALLTEL CORPORATION PENSION PLAN
(January 1, 2001 Restatement)

WHEREAS, ALLTEL Corporation (the "Company") maintains the ALLTEL Corporation Pension Plan, as amended and restated effective as of January 1, 2001 (the "Plan"); and

WHEREAS, the Company desires further to amend the Plan;

NOW THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan, effective as set forth herein, in the respects hereinafter set forth:

PART I
  Effective as of the Closing Date, as Closing Date is defined in Asset Purchase Agreement between ALLTEL Newco No. 1, Inc. and Verizon South Inc. dated October 31, 2001, but contingent upon consummation (as determined by the Company) of the transactions contemplated by the Asset Purchase Agreement, the last sentence of paragraph (1) of subsection (d) of Section 1.01 of the Plan is amended to provide as follows:

  On and after January 1, 2002, a "Change in Employment Status" shall occur when an Employee who is covered by a collective bargaining agreement that provides for benefits under the Plan (other than Appendix MM or Appendix OO) ("ALLTEL collective bargaining agreement"), that provides for benefits under Appendix MM to Section 13.37 ("Aliant collective bargaining agreement"), or that provides for benefits under Appendix OO to Section 13.38 ("KY collective bargaining agreement") ceases to be covered by such collective bargaining agreement or when an Employee becomes subject to an ALLTEL, Aliant, or KY collective bargaining agreement, except that, prior to January 1, 2003, a Transfer Employee (as defined in Appendix OO to Section 13.38) who on the Closing Date (as defined in Appendix OO to Section 13.38) is not covered by a collective bargaining agreement providing for coverage under Appendix OO shall not have a "Change in Employment Status" (and shall be covered under Appendix OO regardless of employment status for periods prior to January 1, 2003), unless the Transfer Employee becomes subject to an ALLTEL collective bargaining agreement or an Aliant collective bargaining agreement (in which case this proviso shall not apply thereafter).

  Effective as of the Closing Date, as Closing Date is defined in Asset Purchase Agreement between ALLTEL Newco No. 1, Inc. and Verizon South Inc. dated October 31, 2001, but contingent upon consummation (as determined by the Company) of the transactions contemplated by the Asset Purchase Agreement, paragraph (2) of subsection (d) of Section 1.01 of the Plan is amended to provide as follows:

  (2) (A) A Participant who has a Change in Employment Status shall accrue a pension up to the date of his Change in Employment Status pursuant to the benefit formula under subsection (a), (b), (c) above, Appendix I to Section 13.09, Appendix T to Section 13.19, Appendix MM to Section 13.37 or Appendix OO to Section 13.38 whichever applies considering the basis upon which he was covered under the Plan and compensated immediately prior to such date.

  (B) For purposes of applying subsection (a) above to a Participant who has had a Change in Employment Status, Benefit Service shall only include those years (and fraction thereof) while the Participant was covered by an ALLTEL collective bargaining agreement.

  (C) For purposes of applying subsection (b) above to a Participant who has had a Change in Employment Status, Benefit Service shall only include those years (and fraction thereof) while the Participant was compensated on other than an hourly basis.

  (D) For purposes of applying subsection (c) above to a Participant who has had a Change in Employment Status, Benefit Service shall only include those years (and fraction thereof) while the Participant was not covered by an ALLTEL, Aliant, or KY collective bargaining agreement, a collective bargaining agreement that provides for benefits under the Retirement Plan for Employees of CP National Corporation or Appendix I to Section 13.09 ("CP National collective bargaining agreement") or a collective bargaining agreement that provides for benefits under Appendix  T to Section 13.19 ("GTE collective bargaining agreement").

  (E) For purposes of applying Appendix I to Section 13.09 to a Participant who has had a Change in Employment Status, Years of Participation shall only include those years (and fraction thereof) while the Participant was covered by a CP National collective bargaining agreement. The benefit under the Plan of a Participant who has had a Change in Employment Status from Appendix I to Section 13.09 to non-Appendix I to Section 13.09 status shall be determined in the same manner as a Participant who is subject to Appendix H to Section 13.09 applying the rules of Appendix H to Section 13.09 based on the date of his Change in Employment Status.

  A Participant who has had a Change in Employment Status from non-Appendix I to Section 13.09 status to Appendix I to Section 13.09 status shall have his service taken into account under Appendix I to Section 13.09 determined according to applicable laws and regulations regarding transfers from the hours method to the elapsed time method of crediting service.

  (F) For purposes of applying Appendix T to Section 13.19 to a Participant who has had a Change in Employment Status, Accredited Service shall only include those years (and fraction thereof) while the Participant was covered by a GTE collective bargaining agreement. The benefit under the Plan of a Participant who has had a Change in Employment Status from Appendix T to Section 13.19 to non-Appendix T to Section 13.19 status shall be determined in the same manner as a Participant who is subject to Appendix S to Section 13.19 applying the rules of Appendix S to Section 13.19 based on the date of his Change in Employment Status.

  (G) For purposes of applying Appendix MM to Section 13.37 to a Participant who has had a Change in Employment Status, Credited Service and Net Credited Service shall only include those years (and fraction thereof) while the Participant was covered by an Aliant collective bargaining agreement. The benefit under the Plan of a Participant who has had a Change in Employment Status from Appendix MM to Section 13.37 to non-Appendix MM to Section 13.37 status, or vice versa, shall be determined as provided in Appendix MM.

  (H) For purposes of applying Appendix OO to Section 13.38 to a Participant who has had a Change in Employment Status from Appendix OO to Section 13.38 with respect to employment covered by a collective bargaining agreement that provides for benefits under Appendix OO to Section 13.38 to non-Appendix OO to Section 13.38, or vice versa, the benefit under Appendix OO to Section 13.38 shall be determined in accordance with the provisions of Appendix OO to Section 13.38 (Accredited Service for employment before, on and after the Change in Employment Status and offset of "Other Pension Plan" benefits earned before, on and after the Change in Employment Status, in each case, as provided in Appendix OO to Section 13.38).

  (I) For purposes of applying Appendix OO to Section 13.38 to a Participant who has had a Change in Employment Status from Appendix OO to Section 13.38 with respect to employment not covered by a collective bargaining agreement providing for coverage under Appendix OO to Section 13.38 to non-Appendix OO to Section 13.38, the benefit under Appendix OO to Section 13.38 shall be determined in accordance with the provisions of Appendix OO to Section 13.38 as in effect on the date of the Change in Employment Status, but (i) only with respect to Accredited Service for employment before January 1, 2003 (except for the eligibility purposes as provided in Article VIII of Appendix OO to Section 13.38), and (ii) only with respect to the accrued benefit accrued before January 1, 2003 except that the provisions of subsection (b) of Section 8.2 of Appendix OO to Section 13.38 shall be taken into account, if applicable, and except that the offset for "Other Pension Plan" benefits in subsection (d) of Section 5.1 of Appendix OO to Section 13.38, if applicable, shall be based on the "Other Pension Plan" benefits earned before January 1, 2003.

  Effective as of the Closing Date, as Closing Date is defined in Asset Purchase Agreement between ALLTEL Newco No. 1, Inc. and Verizon South Inc. dated October 31, 2001, but contingent upon consummation (as determined by the Company) of the transactions contemplated by the Asset Purchase Agreement, Section 4 of Article VII of Appendix T to Section 13.19 of the Plan is amended to provide as follows:

  Change in Employment Status - Effective beginning as of March 5, 1995, the provisions of subsection (a) of Section 1.01 of the Plan shall apply to each Employee described in clause (i), clause (ii), or clause (iv) of Section 1 of this Article VII. The provisions of paragraph (2) of subsection (d) of Section 1.01 of the Plan shall apply to each Employee described in clause (i) or (ii) of Section 1 of this Article VII as if he had had a Change in Employment Status pursuant to paragraph (1) of subsection (d) of Section 1.01 of the Plan as of March 5, 1995, except that in applying the second sentence of subparagraph (F) of paragraph (2) of subsection (d) of Section 1.01 of the Plan, the "GTE Benefit" shall be computed taking into account Section 2 of this Article VII. In applying the second sentence of subparagraph (F) of paragraph (2) of subsection (d) of Section 1.01 of the Plan to an Employee described in clause (iii) of Section 1 of this Article VII, the "GTE Benefit" shall be computed taking into account Section 2 of this Article VII.

  Effective as of the Closing Date, as Closing Date is defined in the Asset Purchase Agreement between ALLTEL Newco No. 1, Inc. and Verizon South Inc. dated October 31, 2001, but contingent upon consummation (as determined by the Company) of the transactions contemplated by the Asset Purchase Agreement, Article XIII of the Plan is amended to add the following Section 13.38 thereto:

  13.38 Employees of Verizon South Inc.

  (a) Effective Date - The Closing Date, as defined in Appendices NN and OO.

  (b) Account - None.

  (c) Minimum Normal Retirement Pension - None.

  (d) Minimum Early Retirement Pension - None.

  (e) Minimum Disability Retirement Pension - None.

  (f) Minimum Deferred Vested Pension - None.

  (g) Minimum Death Benefit - None.

  (h) Prior Plan Offset - None.

  (i) Provision Relative to Section 401(a)(12) of the Code — Only with respect to Appendix OO, notwithstanding any other provision of this Plan, in the event of the termination of the Plan, each participant of the Plan who has a benefit under the Plan attributable to the "Former Plan" (as defined in Appendix OO) shall receive a benefit which is equal to or greater than the benefit he would have been entitled to receive if the Former Plan had terminated immediately prior to the Effective Date.

  (j) Miscellaneous - See APPENDICES NN and OO - SPECIAL PROVISIONS APPLICABLE TO CERTAIN FORMER EMPLOYEES OF VERIZON SOUTH INC., which appendices follow immediately hereafter.

  APPENDIX NN
  SPECIAL PROVISIONS APPLICABLE TO CERTAIN FORMER EMPLOYEES
  OF
  VERIZON SOUTH INC.

  Pursuant to the Asset Purchase Agreement between ALLTEL Newco No. 1, Inc. and Verizon South Inc., dated October 31, 2001, as in effect on the "Closing Date" (as defined in the following paragraph) (the "Asset Purchase Agreement") certain employees of Verizon South Inc. became Employees of the Controlled Group.

  Notwithstanding any other provision of the Plan: Effective as of the "Closing Date," as Closing Date is defined in the Asset Purchase Agreement (the "Closing Date"), the Plan is modified as set forth below in this Appendix NN with respect to employees of Verizon South Inc. who became Employees on the Closing Date or thereafter pursuant to the Asset Purchase Agreement. For an Employee who after the Closing Date becomes an Employee covered by the provisions of this Appendix NN pursuant to the Asset Purchase Agreement the provisions of this Appendix NN shall apply with the date of the Employee's commencement of active service with the Controlled Group substituted for Closing Date. Notwithstanding the foregoing, except as provided in Section 1.01(d), this Appendix NN shall not apply to any Employee who on or after the Closing Date is subject to Appendix OO to this Section 13.38 of the Plan, and the provisions of Appendix OO to this Section 13.38 of the Plan shall apply to determine the Employee's benefit, if any, under the Plan.

  A. Section 1.07 is Modified by adding to the definition thereof the following:

  1.07NN "Basic Compensation" shall include only amounts earned on and after the Closing Date.

  B. Section 1.14 is modified by adding to the definition thereof the following:

  1.14NN "Compensation" shall include only amounts earned on and after the Closing Date.

  C. Section 1.37(g) is modified as follows:

  1.37(g) NN Vesting Service

  (a) A Participant's eligibility for benefits under the Plan shall be determined by his period of Vesting Service, in accordance with the following:

  (i) Service Prior to the Closing Date: An Employee's period(s) of employment with Verizon South Inc. and its "Affiliates" (as defined in the Asset Purchase Agreement) prior to the Closing Date, shall be counted as Vesting Service to the extent that such periods would have counted under the Plan if such employment had been with the Company.

  (ii) Service From and After the Closing Date: In accordance with the provisions of Section 1.37(g).

  (iii) Notwithstanding any other provision of the Plan, there shall be no duplication of Vesting Service (or Vesting Years of Service) by reason of any restoration of, crediting of, or granting of service in respect of any single period or otherwise.

  D. Section 1.37(d) is modified as follows:

  1.37(d)NN Benefit Service

  (a) The amount of the benefit payable to or on behalf of a Participant shall be determined on the basis of his Benefit Service, in accordance with the following:

  (i) Benefit Service Prior to the Closing Date: None.

  (ii) Benefit Service From and After the Closing Date: In accordance with the provisions of Section 1.37(d).

  E. Section 1.37(f) is modified as follows:

  1.37(f)NN Eligibility Year of Service

  (a) A Participant's Eligibility Years of Service under the Plan shall be determined in accordance with the following:

  (i) Service Prior to the Closing Date: An Employee's period(s) of employment with Verizon South Inc. and its "Affiliates" (as defined in the Asset Purchase Agreement) prior to the Closing Date, shall be counted as Eligibility Years of Service to the extent that such periods would have counted under the Plan if such employment had been with the Company.

  (ii) Service From and After the Closing Date: In accordance with the provisions of Section 1.37(f).

  (iii) Notwithstanding any other provision of the Plan, there shall be no duplication of Eligibility Years of Service under the Plan by reason of any restoration of, crediting of, or granting of service in respect of any single period or otherwise.

  APPENDIX OO
  SPECIAL PROVISIONS APPLICABLE TO CERTAIN EMPLOYEES
  OF
  VERIZON SOUTH INC.

  Pursuant to the Asset Purchase Agreement between ALLTEL Newco No. 1, Inc. and Verizon South Inc., dated October 31, 2001, as in effect on the "Closing Date" as defined below (the "Asset Purchase Agreement") assets and liabilities of the GTE South Incorporated (Kentucky) Plan for Hourly-Paid Employees' Pensions with respect to certain employees of Verizon South Inc. who became Employees as of the Closing Date, as Closing Date is defined in the Asset Purchase Agreement (the "Transfer Employees") shall be transferred to the Plan. Thereafter, the provisions of the Plan shall govern the interests of participants, former participants, contingent annuitants or any other person or entity claiming any right or interest under the "Former Plan" (as defined in this Appendix OO) with respect to the Transfer Employees.

  Notwithstanding any other provision of the Plan: The Plan is modified as set forth below with respect to the Transfer Employees and with respect to any other Employee who is in the employment of the Controlled Group covered under the Plan on or after the Closing Date as an Employee covered by a collective bargaining agreement providing for coverage under this Appendix OO.

  Effective as of the Closing Date, Article VIII with respect to an Employee covered by a collective bargaining agreement between an authorized bargaining agent and any member of the Controlled Group, Articles IX, X, XI, XII, XIV, XV, XVII, and XXII, and Article I, other than Section 1.01(d), to the extent it applies to Article VIII with respect to an Employee covered by a collective bargaining agreement between an authorized bargaining agent and any member of the Controlled Group and to Articles IX, X, XI, XII, XIV, XV, XVII, and XXII of the Plan are replaced in their entirety (except to the extent Change in Employment Status provisions apply) by the provisions set forth below with respect to any Transfer Employee and any other Employee who is in the employment of the Controlled Group covered under the Plan on or after the Closing Date as an Employee covered by a collective bargaining agreement providing for coverage under this Appendix OO.

  The provisions of this Appendix OO shall apply to an Employee who after the Closing Date becomes a Transfer Employee covered by the provisions of this Appendix OO pursuant to the Asset Purchase Agreement with the date of the commencement of the Employee's active service with the Controlled Group substituted for Closing Date.

  Notwithstanding the foregoing or any other provision of this Appendix OO, if assets and liabilities with respect to a Transferred Employee's benefits under this Appendix OO are retransferred to the GTE South Incorporated (Kentucky) Plan for Hourly-Paid Employee's Pensions or are transferred to any other pension plan of Verizon South Inc. or any of its affiliates, thereupon the Transfer Employee and any person claiming under or through the Transfer Employee shall have no benefits or rights under this Appendix OO, and the provisions of the transferee plan shall govern the interests of any person or entity claiming any right or interest under this Appendix OO with respect to the former Transfer Employee, except that such former Transfer Employee shall retain credit for service for purposes only of vesting and eligibility to participate to the extent required by the Code and the Act.

  Except to the extent otherwise expressly provided in this Appendix OO by a reference to a section "of the Plan," all Article and Section references in this Appendix OO are references only to the provisions of this Appendix OO.

  ARTICLE I DEFINITIONS

  Except as otherwise provided in this Appendix OO, the following words and phrases shall have the following meanings for purposes of this Appendix OO unless a different meaning is plainly required by the context:

  1. "Accredited Service" means the period of employment which shall be taken into account, pursuant to Article III, in the computation of benefits under this Appendix OO.

  2. "Accrued Benefit" means for any participant, on any given date, the Service Pension (whether or not vested) which would be payable to the participant as of the month next following his Normal Retirement Date in accordance with Section 5.1, based on his Accredited Service and Average Annual Compensation as of the date as of which his Accrued Benefit is determined.

  3. For periods prior to the Closing Date, "Affiliate" shall have the meaning set forth in Article II of the Former Plan. For periods on and after the Closing Date, "Affiliate" shall mean any member of the "Controlled Group" as defined in Section 1.15 of the Plan.

  4. "Age 65 Normal Retirement Date" means, for any participant, the last day of the month in which he attains age 65, except that in the case of a participant who was not employed by the Affiliates on or before the last day of the month during which he attained age 60 and completes at least one Hour of Service after 1987, the last day of the month in which occurs the fifth anniversary of the date as of which his participation commenced.

  5. "Annual Compensation Limit" means the annual compensation limit determined under section 401(a)(17) of the Code. Compliance with the Annual Compensation Limit shall be determined in accordance with the following rules:

  (a) For purposes of determining the benefit accruals of an Employee for any Plan Year beginning after December 31, 2001, the Annual Compensation Limit for calendar year 2002 and all prior calendar years shall be $200,000, and the Annual Compensation Limit for each calendar year after 2002 shall be determined in accordance with section 401(a)(17)(B) of the Code.

  (b) For purposes of determining the benefit accruals of an Employee for any Plan Year beginning after December 31, 1993, and before January 1, 2002, the Annual Compensation Limit for calendar year 1994 and all prior calendar years shall be $150,000, and the Annual Compensation Limit for each calendar year after 1994 shall be determined in accordance with section 401(a)(17)(B) of the Code. In addition, after December 31, 1993, the formula set forth in Treas. Reg. § 1.401(a)(4)-13(c)(4)(iii) ( extended wear-away ) shall be applied with a fresh-start date of December 31, 1993, to determine the accrued benefit of any Employee whose accrued benefit under the Former Plan on December 31, 1993, was determined based on Monthly Compensation, the sum of which for any calendar year preceding 1994 exceeded $150,000.

  (c) For purposes of determining the benefit accruals of an Employee for any Plan Year beginning after December 31, 1988, and before January 1, 1994, the annual compensation limit shall be $200,000 for calendar year 1989 and all prior calendar years, $209,200 for calendar year 1990, $222,220 for calendar year 1991, $228,860 for calendar year 1992, and $235,840 for calendar year 1993. In addition, after December 31, 1988, and before January 1, 1994, the formula set forth in Treas. Reg. § 1.401(a)(4)-13(c)(4)(ii) (wear-away) shall be applied with a fresh-start date of December 31, 1988, to determine the accrued benefit of any Employee whose accrued benefit under the Former Plan on December 31, 1988, was determined based on Monthly Compensation, the sum of which for any calendar year preceding 1989 exceeded $200,000.

  (d) Notwithstanding the foregoing provisions of this definition, the accrued benefit of an Employee shall not be less than his accrued benefit determined under the Former Plan on May 31, 1989, without regard to any amendment to the Former Plan adopted after that date. The preceding sentence shall not apply to an Employee who was a highly compensated employee (within the meaning of section 414(q) of the Code) with respect to the 1989 Plan Year.

  (e) For purposes of this definition, the benefit accruals of an Employee shall consist of accruals of (i) any benefit accrued or treated as accrued under section 411(d)(6) of the Code, and (ii) any ancillary benefit provided under the Former Plan. In addition, the accrued benefit of an Employee shall consist of all benefits accrued or treated as accrued under section 411(d)(6) of the Code.

  6. "Average Annual Compensation" means twelve (12) times the average of an Employee's Monthly Compensation over the sixty (60) consecutive calendar months during which the average of his Monthly Compensation is the highest. For this purpose, calendar months during which the Employee is not employed by a Control Group Affiliate shall be ignored. If an Employee has been employed by the Control Group Affiliates for less than sixty (60) calendar months, his Average Annual Compensation shall be determined over such lesser period of employment.

  7. "Beneficiary" means the Spouse of a deceased Employee who is entitled to a Spouse's Pension under this Appendix OO or any individual designated or deemed designated by an Employee or former Employee in accordance with Section 5.5 to receive a Joint-Survivor Pension or other benefit after his death under this Appendix OO.

  8. "Board" shall have the meaning set forth in Article II of the Former Plan prior to the Closing Date and thereafter means the "Board of Directors" as defined in Section 1.10 of the Plan.

  9. "Code" means the "Code" as defined in Section 1.11 of the Plan.

  10. "Committee" or "Employee Benefits Committee" means the "Committee" as defined in Section 1.12 of the Plan.

  11. "Company" shall have the meaning set forth in Article II of the Former Plan for periods prior to the Closing Date, and thereafter means any Employer as defined in Section 1.19 of the Plan whose Employees are covered under this Appendix OO.

  12. "Contel Provisions" means the provisions set forth on Schedule I to this Appendix OO. The Contel Provisions shall modify or supplement the provisions of this Appendix OO, as appropriate.

  13. "Control Group Affiliate" shall have the meaning set forth in Article II of the Former Plan for periods prior to the Closing Date, and thereafter shall mean any member of the "Controlled Group" as defined in Section 1.15 of the Plan.

  14. "Customary Work Year" means:

  (a) in the case of the Company, the lesser of (i) 2080 hours or (ii) the standard number of hours worked in any calendar year by full-time Employees comparably situated in the Company according to written statements of Company policy in effect from time to time, and

  (b) in the case of an Affiliate (other than the Company) or any other employer, the lesser of (i) the number of hours required for a year of service under any Other Pension Plan sponsored by such employer or (ii) the standard number of hours worked in any calendar year by full-time employees comparably situated according to written statements of such Affiliate's or employer's policy in effect from time to time.

  15. "Deferred Vested Pension" means the payments under this Appendix OO to an Employee who is eligible by reason of age and Vesting Service, pursuant to Section 4.5 and Section 5.3.

  16. "Disability Pension" means the payments under this Appendix OO, by reason of Disability, to a Retired Employee for the period of Disability, pursuant to Section 4.4 and Section 5.2.

  17. "Disabled" or "Disability" means the total disability of an Employee as determined by the Committee on the basis of proper medical evidence, whereby the Employee is completely unable to engage in any and every duty pertaining to any occupation or employment for wage or profit for which he is reasonably qualified by training, education or experience, and such total disability can be expected to result in death or to be of long-continued and indefinite duration.

  18. "Distribution-Eligible Employee" means an Employee who has attained Normal Retirement Age and who has not terminated employment with the Affiliates.

  19. "Early Retirement Date" means any date prior to his Normal Retirement Date on which an Employee actually Retires or is Retired pursuant to Section 4.3.

  20. "Eligibility Computation Period" means the following: The initial computation period shall be the twelve (12) consecutive month period commencing on the date the Employee completes an Hour of Service; the second computation period shall be the Plan Year which includes the first anniversary of the date the Employee completes an Hour of Service; and succeeding computation periods shall be computed on the basis of the Plan Year.

  21. For periods prior to the Closing Date, "Employee" shall have the meaning set forth in Article II of the Former Plan. For periods on and after the Closing Date, "Employee" means: (a) any "employee" as defined below in this Section 21 of an "Employer" (as defined in Section 1.19 of the Plan) who is covered by a collective bargaining agreement providing for coverage under this Appendix OO; and (b) any "Employee" (as defined in Section 1.18 of the Plan) of an Employer (as defined in

  Section 1.19 of the Plan) who is not covered by a collective bargaining agreement providing for coverage under this Appendix OO and who is a Transfer Employee. "Employee" means any individual determined by the Company to be employed in an employer-employee relationship by the Company in an hourly-rated position other than an individual employed in a division or unit designated by the Company to be a non-participating division or unit on the basis of uniform and non-discriminatory rules, who receives a regular and stated compensation, other than a retainer, from the Company, or an individual whose Vesting Service and Accredited Service have continued to accrue in accordance with Sections 3.2(d) and 3.6(d). An employee of the Company who does not receive regular and stated compensation, but otherwise qualifies as an employee pursuant to the preceding sentence, shall not fail to qualify as an employee if he completes 1000 Hours of Service during any Eligibility Computation Period. The term "Employee" shall not include: a "leased employee" within the meaning of section 414(n) of the Code; an individual who is retained by the Company pursuant to a contract or agreement that specifies that the individual is not eligible to participate in the Plan; an individual whose basic compensation for services rendered on behalf of the Company is not paid directly by the Company; or an individual who is not classified as a common-law employee by the Company, regardless of any subsequent reclassification of such individual as a "common-law" employee of the Company by the Company, any governmental agency, or any court.

  22. "Former Plan" means the GTE South Incorporated (Kentucky) Plan for Hourly-Paid Employees' Pensions, as in effect on the Closing Date.

  23. "GATT Assumptions" means the "applicable mortality table" (within the meaning of section 417(e)(3)(A)(ii)(I) of the Code) and (ii) the "applicable interest rate" (within the meaning of section 417(e)(3)(A)(ii)(II) of the Code) for the fifth month preceding the month in which the applicable Pension Commencement Date occurs.

  24. "Hour of Service" means an hour for which credit is granted to an employee (including a leased employee within the meaning of section 414(n) of the Code) as follows. An employee shall be credited, in accordance with 29 C.F.R. § 2530.200b-2, with one Hour of Service for:

  (i) each hour for which the employee is directly or indirectly paid or entitled to payment by an Affiliate for the performance of duties (such hours to be credited to the employee for the computation period or periods in which the duties are performed);

  (ii) each hour for which the employee is directly or indirectly paid or entitled to payment by an Affiliate for reasons other than the performance of duties; and

  (iii) each hour for which back pay to the employee, irrespective of mitigation of damages, has been either awarded or agreed to by an Affiliate.

  Hours credited in accordance with paragraphs (ii) and (iii), above, shall be credited in accordance with 29 C.F.R. § 2530.200b-2(b) & (c). An employee also shall be credited with one Hour of Service for hours of excused absence time which have been approved for Vesting Service and Accredited Service purposes in accordance with Company policy in effect from time to time (within the meaning of Section 3.2(a) and 3.6(a), respectively).

  25. "Joint-Survivor Pension" means the joint and survivor annuity form of payment described in Section 5.6(a).

  26. "LTD Plan" means the long-term disability income protection plan adopted by the Company.

  27. "Monthly Compensation" means an Employee's monthly base rate of compensation for a calendar month determined in accordance with the following rules:

  (a) If there is more than one monthly base rate of compensation in effect with respect to an Employee for a calendar month, the Employee's Monthly Compensation for the calendar month shall be the highest such monthly base rate of compensation.

  (b) Only compensation for services rendered as an employee of a Control Group Affiliate shall be taken into account as Monthly Compensation.

  (c) Monthly Compensation shall include any amount that would qualify as such but for the Employee's agreement to defer or forego receipt thereof pursuant to a qualified cash or deferred arrangement described in section 401(k) of the Code or a cafeteria plan described in section 125 of the Code. Effective October 1, 2001, or on the first payroll period beginning thereafter, Monthly Compensation shall also include any amount that would qualify as such but for the Employee's agreement to defer or forego receipt thereof pursuant to "qualified transportation fringe" benefits described in section 132(f) of the Code to the extent provided in the agreement between the Company or the Employer and the authorized bargaining agent.

  (d) Monthly Compensation (i) shall include commissions and bonuses on account of sales when received by an Employee pursuant to a written commitment of his employer, but (ii) shall not include any (A) overtime, (B) differentials, (C) premiums, and (D) other similar types of payment. In addition, effective January 1, 1995 with respect to any non-union hourly Employee, Monthly Compensation shall include team-oriented short-term incentives that are specifically included by the Committee from time to time. Monthly Compensation shall include imputed compensation relating to an Employee's approved excused absence time while employed by an authorized bargaining agent for Employees covered by the Former Plan or this Appendix OO. The imputed compensation will be credited in accordance with the agreement between the Company and the authorized bargaining agent. Monthly Compensation shall include installment payments under the Termination Pay Program (TPP) or similar programs; provided, however, in no event shall lump sum payments (if available) under these programs be treated as Monthly Compensation.

  (e) In addition to other applicable limitations that may be set forth in this Appendix OO and notwithstanding any other contrary provision of this Appendix OO, the sum of the Monthly Compensation taken into account with respect to an Employee for the twelve calendar months in a determination year shall not exceed the Annual Compensation Limit in effect with respect to the Employee for the calendar year in which the determination year begins. If the sum of the Monthly Compensation with respect to an Employee for a determination year would otherwise exceed such Annual Compensation Limit, the Monthly Compensation for each calendar month in the determination year shall be reduced, beginning with the calendar month in which the Employee has the greatest Monthly Compensation, until such Annual Compensation Limit is no longer exceeded. For purposes of this paragraph, the determination years with respect to an Employee shall consist of the consecutive twelve-

  calendar-month periods that end with the calendar month in which the Employee's employment with the Affiliates terminates.

  28. "Normal Retirement Age" means age 65, except that

  (i) in the case of any Employee who was not employed by the Affiliates on or before the last day of the month during which he attained age 60, "Normal Retirement Age" means the fifth anniversary of the date as of which the Employee's participation in the Plan commenced, and

  (ii) in the case of any Employee who on December 31, 1999, (A) had combined age and years of Accredited Service of at least 76 and (B) has at least 15 years of Accredited Service, "Normal Retirement Age" means age 55, provided the Employee has attained at least age 55 on December 31, 1999.

  29. "Normal Retirement Date" means, effective January 1, 1988, the last day of the month during which an Employee or former Employee attains Normal Retirement Age.

  30. "Other Pension Plan" means

  (a) any pension plan or any pension system (except this Appendix OO) including, without limitation, the provisions of the Plan other than this Appendix OO,

  (b) any payment required to be made by law or regulation on account of termination or separation from employment,

  (c) any other similar program, or

  (d) any similar plan, system, payment, or program to the extent that it provides benefits that are attributable to service with a Control Group Affiliate and that result from a transfer of liabilities from this Plan or any other arrangement described in clause (a), (b), or (c), to which a Control Group Affiliate or (in the case of an arrangement described in clause (d)) any other employer has contributed or does contribute during the continuance of the Plan, either directly or indirectly, but in any case only to the extent that amounts paid thereunder are provided by or are attributable to employer contributions. Notwithstanding the foregoing, the term Other Pension Plan shall not include:

  (e) a pension paid or payable pursuant to any Federal or State law;

  (f) any amount paid or payable pursuant to any applicable law relating to worker's compensation or occupational diseases,

  (g) any deferred compensation or similar payments made directly by the employer on an unfunded basis,

  (h) the Former Plan, or

  (i) any other arrangement to the extent that offsetting the benefits otherwise provided under this Appendix OO by the benefits provided under such other arrangement would result in an impermissible forfeiture within the meaning of section 411(a) of the Code.

  Nothing in this definition, including clause (d) hereof, or in its application hereunder shall be deemed to reimpose on the Plan any liability with respect to a liability that has been transferred from the Plan.

  31. "PBGC" means the Pension Benefit Guaranty Corporation.

  32. "PBGC Immediate Rate" means the interest rate in effect 90 days before the applicable Pension Commencement Date that would be used by the PBGC to value a participant's immediate annuity benefit upon termination of a trusteed single employer plan (or any applicable successor rate designated by the PBGC) or, if the PBGC no longer publishes such a rate and has not designated an applicable successor rate, the successor rate established for similar purposes by the Internal Revenue Service. Notwithstanding the foregoing, if a lump sum amount exceeds $25,000 when determined using the PBGC Immediate Rate as defined in the preceding sentence, the "PBGC Immediate Rate" shall mean 120% of the PBGC Immediate Rate as defined in the preceding sentence, provided that in no event shall the amount of a lump sum determined using the PBGC Immediate Rate as defined in this sentence be less than $25,000.

  33. "Pension" means a Service Pension, Disability Pension, Spouse's Pension, or Deferred Vested Pension. Notwithstanding the preceding sentence, for purposes of Section 5.5, the term Pension shall not include a Spouse's Pension.

  34. "Pension Commencement Date" means the date as of which a Pension is scheduled to commence in accordance with the provisions of this Appendix OO.

  35. "Plan" shall have the meaning set forth in Article II of the Former Plan prior to the Closing Date and thereafter means "Plan" as defined in Section 1.28 of the Plan.

  36. "Plan Year" shall have the meaning set forth in Article II of the Former Plan prior to the Closing and thereafter means "Plan Year" as defined in Section 1.30 of the Plan.

  37. "Post-NRA Distribution" means a Pension payable to a Distribution-Eligible Employee in accordance with Section 4.7.

  38. "Qualified Domestic Relations Order" means (a) a "qualified domestic relations order" within the meaning of Section 206(d) of ERISA (b) a domestic relations order entered before January 1, 1985, if payment of benefits pursuant to such order had commenced as of such date, and (c) any other domestic relations order entered before January 1, 1985, that the Committee elects, in its sole discretion, to treat as a Qualified Domestic Relations Order.

  39. "Qualified Joint and Survivor Annuity" means a Joint-Survivor Pension under which a 50-percent survivor annuity is payable to the participant's Spouse as Beneficiary. Notwithstanding the preceding sentence, if the participant elects in accordance with Section 5.6(a) to receive his Pension in the form of a Joint-Survivor Pension under which a 66 2/3-percent or 100-percent survivor annuity is payable to the participant's Spouse as Beneficiary, the Joint-Survivor Pension so elected by the participant shall be the Qualified Joint and Survivor Annuity with respect to the participant.

  40. "Required Starting Date" means April 1 of the calendar year following the calendar year in which the participant attains age 70-1/2. Notwithstanding the foregoing, the Required Starting Date of a participant who attains age 70-1/2 before January 1, 1988 (i.e., age 70 before July 1, 1987), and who is not a 5-percent owner (as defined for purposes of section 401(a)(9) of the Code), shall be April 1 of the calendar year following the later of the calendar years in which he attains age 70 or Retires. Furthermore, the Required Starting Date of a participant who attains age 70-1/2 before January 1, 1988 (i.e., age 70 before July 1, 1987), and who is a 5-percent owner (as defined for purposes of section 401(a)(9) of the Code), shall be April 1 of the calendar year following the later of (1) the calendar year in which he attains age 70-1/2, or (2) the earlier of (A) the calendar year with or within which ends the Plan Year in which he becomes a 5-percent owner, or (B) the calendar year in which he Retires. Notwithstanding the foregoing, April 1, 1990, shall be the Required Starting Date of a participant who attains age 70-1/2 during 1988, does not Retire before January 1, 1989, and is not a 5-percent owner (as defined for purposes of section 401(a)(9) of the Code).

  41. "Retire," "Retired," or "Retirement" means either (a) the termination of an Employee's employment with the Affiliates under such circumstances that he is entitled to receive a Pension, except that an Employee who becomes entitled to a Deferred Vested Pension shall be deemed to Retire on the last day of the month immediately preceding his Pension Commencement Date, or (b) the circumstances under which an Employee who was enrolled in and met the disability requirements of the LTD Plan in accordance with the provisions of Sections 3.2(d) and 3.6(d) is thereafter entitled to receive a Pension; provided that in the case of an Employee who attains Normal Retirement Age on account of clause (ii) of the definition of Normal Retirement Age, "Retire," "Retired," and "Retirement" means the foregoing circumstances determined without regard to whether the Employee has terminated employment with the Affiliates.

  42. "Retired Employee" means a former Employee who is eligible to receive or who is receiving a Pension under this Appendix OO, other than a former Employee eligible for a Deferred Vested Pension prior to his Pension Commencement Date; provided that in the case of an Employee who becomes entitled to receive a Pension under this Appendix OO on account of attaining Normal Retirement Age as defined in clause (ii) of the definition of Normal Retirement Age, whether an Employee is a "Retired Employee" shall be determined without regard to whether the Employee has terminated employment with the Affiliates.

  43. "Retirement Date" means the date on which an Employee actually Retires or is Retired pursuant to the terms of this Appendix OO.

  44. "Schedule" means a schedule appearing at the end of this Appendix OO.

  45. "Section" means a section of this Appendix OO.

  46. "Service Pension" means the payments under this Appendix OO, by reason of an Employee's age and Accredited Service, to a Retired Employee for life, but does not include a Deferred Vested Pension or a Disability Pension.

  47. "Spouse" means the person to whom an Employee or former Employee is married on his date of death or Pension Commencement Date, whichever occurs first. The term "Spouse" shall also include a former spouse of an Employee or former Employee to the extent required by a Qualified Domestic Relations Order.

  48. "Spouse's Pension" means the payments under this Appendix OO for life to the Spouse of an Employee or former Employee who dies prior to his Pension Commencement Date pursuant to Section 4.6 and Section 5.4.

  49. "Table" means one of the alphabetically denominated tables set forth in the Compendium of Plan Factors in Exhibit B to this Appendix OO. Unless otherwise specified, the Tables that apply for purposes of the main text of this Appendix OO and the Schedules hereto shall be determined in accordance with Exhibit A to this Appendix OO.

  50. "Vesting Service" means the period of employment which shall be taken into account, pursuant to Article III.

  ARTICLE II PARTICIPATION

  2.1 General Rule Each Transfer Employee shall become a participant under this Appendix OO [as of the Closing Date]. Any other individual shall become a participant under this Appendix OO as of the first day of the Eligibility Computation Period in which he qualifies as an Employee under Article I.

  2.2 Participation Required for Pension No Pension shall be payable under this Appendix OO except with respect to an individual who has become a participant under this Appendix OO pursuant to this Article II.

  ARTICLE III COMPUTATION OF VESTING SERVICE AND ACCREDITED SERVICE

  3.1 Pre-1984 Vesting Service Vesting Service, with respect to any period of employment with an Affiliate prior to January 1, 1984, shall be determined on the same basis as Vesting Service is determined in respect of any period of employment after December 31, 1983, under this Article III, except that for any period of employment prior to January 1, 1976, a year of Vesting Service or any fraction thereof shall be:

  (a) in the case of Employees then under the Former Plan, the similar period of "Accredited Service" as computed under the terms of the Former Plan then in effect;

  (b) in the case of Employees then employed by any Affiliate (other than the Company) or other employer sponsoring any Other Pension Plan, the similar period of service under the terms of such Other Pension Plan then in effect; and

  (c) in the case of all other Employees, their Customary Work Year.

  3.2 Post-1983 Vesting Service. Vesting Service, in respect of any period of employment with an Affiliate after December 31, 1983, shall consist, without duplication, of the aggregate of the following:

  (a) active employment with the Company and any excused absence time specifically approved for Vesting Service purposes in accordance with Company policy in effect from time to time;

  (b) active employment with any other Affiliate;

  (c) active employment with any other employer when specifically approved for Vesting Service purposes by the Board; and

  (d) in the case of an Employee who was enrolled in and met the eligibility and disability requirements of the LTD Plan and who has not been Retired on a Disability Pension, the period of time (i) commencing with the beginning of the Disability covered by the LTD Plan and (ii) ending when the benefits under the LTD Plan cease, with his rate of compensation immediately prior to his Disability being deemed to continue during such period for the purpose of computing Average Annual Compensation.

  Except as provided in Section 3.2(d), a full year of Vesting Service shall be included in the employee's aggregate of Vesting Service with respect to any calendar year in which he has been credited with not less than 1000 Hours of Service. In the case of an employee who, in any calendar year, has been credited with less than 1000 Hours of Service, the employee shall accrue a fraction of a year of Vesting Service (not in excess of 1), where the numerator of the fraction is the number of Hours of Service credited to the employee during such year and the denominator is the Customary Work Year.

  3.3 Break in Vesting Service

  (a) Except as provided in Section 3.2(d), Vesting Service shall be broken in any calendar year in which an employee who has not been credited with more than 500 Hours of Service ceases to be an employee of the Affiliates.

  (b) Solely for purposes of determining under subsection (a), above, whether an employee has been credited with more than 500 Hours of Service during a calendar year, up to 501 of the Hours of Service that would otherwise normally have been credited to the employee during the calendar year but for the fact that the employee was absent from work (i) by reason of the employee's pregnancy, (ii) by reason of the birth of the employee's child, (iii) by reason of the placement of a child with such employee in connection with an adoption of such child by the employee, or (iv) for purposes of caring for a child for a period beginning immediately following birth or placement, shall be credited as Hours of Service. If the employee would have been credited with more than 500 Hours of Service during the calendar year notwithstanding the immediately preceding sentence, such Hours of Service shall be credited to the succeeding calendar year. Notwithstanding Section 3.7, this subsection (b) shall not apply for purposes of determining whether an Employee's Accredited Service has been broken.

  3.4 Reemployment After Break in Vesting Service When an employee's Vesting Service is broken, and he thereafter is reemployed by an employer described in Section 3.2 and accumulates 1000 Hours of Service constituting Vesting Service during the period that begins on the date he is reemployed and that ends on the date his Vesting Service is next broken, then the break in the employee's employment shall be bridged, and there shall be added to the Vesting Service that has accumulated since his reemployment the aggregate of all previous periods of Vesting Service that the employee had prior to the break, provided that the employee had at least one year of Vesting Service preceding the break in service. If the employee accumulates 1000 Hours of Service constituting Vesting Service during the period that begins on the date he is reemployed and that ends on the date his Vesting Service is next broken, that fact shall be taken into account as provided in the preceding sentence solely for purposes of bridging the break in his employment.

  3.5 Pre-1984 Accredited Service Accredited Service, in respect of any period of employment prior to January 1, 1984, shall be determined on the same basis as Accredited Service is determined in respect of any period of employment after December 31, 1983, under this Article III, except that for any period of employment prior to January 1, 1976, in the case of any employee then employed by any Affiliate (other than the Company) or other employer sponsoring any Other Pension Plan, Accredited Service shall be computed in accordance with the terms governing similar service under such Other Pension Plan.

  3.6 Post-1983 Accredited Service Accredited Service, in respect of any period of employment after December 31, 1983, shall consist, without duplication, of the aggregate of the following:

  (a) active employment with the Company and any excused absence time specifically approved for Accredited Service purposes in accordance with Company policy in effect from time to time;

  (b) active employment with a Control Group Affiliate other than the Company;

  (c) active employment with any other employer when specifically approved for Accredited Service purposes by the Board;

  (d) in the case of an Employee who was enrolled in and met the eligibility and disability requirements of the LTD Plan and who has not been Retired on a Disability Pension, the period of time (i) commencing with the beginning of the Disability covered by the LTD Plan and (ii) ending when the benefits under the LTD Plan cease, with his rate of compensation immediately prior to his Disability being deemed to continue during such period for the purpose of computing Average Annual Compensation; and

  (e) the period of time over which installment payments are made under the Termination Pay Program (TPP) or similar programs; provided, however, there shall be no Accredited Service awarded if a lump sum payment (if available) is elected under these programs.

  Except as provided in subsection (d) of this Section 3.6, a full year of Accredited Service shall be added to the Employee's aggregate Accredited Service for any calendar year in which he has been credited with not less than the Customary Work Year. In the case of an Employee who, in a calendar year, is credited with less than the Customary Work Year, the Employee shall accrue a fraction of a year of Accredited Service (not in excess of 1), where the numerator of the fraction is the number of Hours of Service credited to the Employee during such year and the denominator is the Customary Work Year. If the compensation (if any) used to determine an Employee's accrued benefit under any benefit formula in this Appendix OO is so defined as to cause application of the preceding sentence otherwise to violate the prohibition against double proration in 29 C.F.R. § 2530.204-2(d), then the Employee's compensation under such definition for any calendar year during which he is credited with less than the Customary Work Year shall be adjusted by multiplying his compensation under such definition for the calendar year by a fraction, the numerator of which is the Customary Work Year, and the denominator of which is the number of Hours of Service credited to the Employee during such year. Notwithstanding the foregoing, Accredited Service shall not include any period of an individual's employment during which the individual is not classified by the Company or an Affiliate as a common-law employee of the Company or an Affiliate, regardless of any subsequent reclassification of such individual as a "common-law" employee of the Company or an Affiliate by the Company, an Affiliate, any governmental agency, or any court.

  3.7 Break in Accredited Service Accredited Service shall be broken in any calendar year in which the Employee has a break in Vesting Service pursuant to Section 3.3(a).

  3.8 Reemployment After Break in Accredited Service

  (a) When an Employee's Accredited Service is broken, and he thereafter is reemployed by an employer described in Section 3.2 and accumulates 1000 Hours of Service constituting Vesting Service during the period that begins on the date he is reemployed and that ends on the date his Vesting and Accredited Service are next broken, then the break in the Employee's employment shall be bridged, and he shall be credited with the aggregate of all periods of Accredited Service that he had prior to the break, provided that the Employee had at least one year of Vesting Service preceding the break in service. If the Employee accumulates 1000 Hours of Service constituting Vesting Service during the period that begins on the date he is reemployed and that ends on the date his Vesting Service is next broken, that fact shall be taken into account as provided in the preceding sentence solely for purposes of bridging the break in his employment.

  (b) Notwithstanding subsection (a), above, if the Employee is a "Special Retiree" as that term is defined in an enhanced (or incentive) early retirement program under the Former Plan, or any other pension plan sponsored by an Affiliate (a "Program"), and he is reemployed by an employer described in Section 3.2 after his "Qualified Retirement Date" (as that term is defined in the Program), then the Accredited Service with which he is credited under this Article III in respect of the period preceding his Qualified Retirement Date shall be the Accredited Service with which he would have been credited pursuant to this Article III excluding the provisions of the Program, as if he had terminated his employment on his Qualified Retirement Date but had not elected to Retire under the Program; provided that, upon his Retirement following his reemployment, the periodic amount of his Pension shall be not less than the periodic amount of the Pension payable in the same form to which he was entitled in accordance with the provisions of this Appendix OO, including the provisions of the Program, when he Retired under the Program.

  3.9 Calculation of Benefits Following Bridging of Accredited Service Upon Retirement or separation from service following the bridging of a break in Accredited Service pursuant to Section 3.8, the Employee's Pension shall be based on his Average Annual Compensation and Accredited Service before and after the break.

  ARTICLE IV ELIGIBILITY FOR PENSION

  4.1 Normal Retirement Any Employee who attains Normal Retirement Age shall have the right to Retire with a fully vested and nonforfeitable Service Pension commencing as of the first day of the month next following his Retirement.

  4.2 Reserved

  4.3 Early Retirement

  (a) Any Employee whose combined age and Accredited Service (of not less than 15 years) total 76 or more years, may Retire, and shall be entitled to a Service Pension.

  Additionally, any Employee whose Accredited Service totals thirty (30) or more years, may Retire, and shall be entitled to a Service Pension. Credit for fractional parts of a year with respect to both age and Accredited Service in excess of 15 years, shall be recognized for each full month of age in excess of the Employee's full years of age and for each full week of Accredited Service in excess of the Employee's full years of Accredited Service.

  (b) Any non-union hourly Employee with 15 or more years of Accredited Service whose employment is terminated by his employer for any reason other than age or cause before attaining Normal Retirement Age and whose employment is terminated either

  (i) within 24 months of the date on which his age combined with his years of Accredited Service on the date of his termination of employment would equal 76, or

  (ii) within 24 months of the date of his 55th birthday, if his combined age and years of Accredited Service equal or exceed 76 on the date of his termination of employment,

  shall be eligible to be Retired on a Service Pension computed under Section 5.1 as of the last day of the month in which, if paragraph (i) applies, his age combined with his previously accrued years of Accredited Service equal 76 or, if paragraph (ii) applies, he attains age 55. However, in no event shall an Employee Retiring under this subsection (b) accrue Accredited Service for benefit computation purposes for any period after the date of his termination of employment.

  (c) The normal Pension Commencement Date of the Service Pension shall be the first day of the month next following the Employee's Normal Retirement Date. However, the Employee may elect, in accordance with Section 6.8, to have his Service Pension commence as of the first day of any month following his Early Retirement Date and preceding his Normal Retirement Date. The Service Pension of any Employee whose Pension Commencement Date occurs prior to attaining age 55 shall be reduced pursuant to the schedule set forth in Section 5.1(b).

  4.4 Disability Retirement Any Employee with 15 or more years of Accredited Service shall be entitled to a Disability Pension if he becomes Disabled. The normal Pension Commencement Date of the Disability Pension shall be the first day of the month next following the Employee's Normal Retirement Date. However, the Employee may elect, in accordance with Section 6.8, to have his Disability Pension commence as of the first day of any month preceding his Normal Retirement Date.

  4.5 Deferred Vested Pension Any Employee with 5 or more years of Vesting Service whose employment with the Affiliates terminates other than by death, but who does not qualify for a Service Pension or Disability Pension, shall be entitled to a Deferred Vested Pension. The Pension Commencement Date of the Deferred Vested Pension shall be determined as follows:

  (a) In general, the Pension Commencement Date shall be the first day of the month next following the former Employee's Normal Retirement Date.

  (b) However, if such former Employee has 15 or more years of Accredited Service, he may elect, in accordance with and subject to Section 6.8, to have his Deferred Vested Pension commence prior to his Normal Retirement Date on the first day of any month following the date on which his combined Accredited Service and age equal 76 years. Credit for fractional parts of a year, with respect to both Accredited Service in excess of 15 years and age, shall be recognized for each full month of age in excess of the Employee's full years of age and for each full week of Accredited Service in excess of the Employee's full years of Accredited Service.

  (c) If a former Employee has 10 or more years of Accredited Service, he may elect, in accordance with and subject to Section 6.8, to have his Deferred Vested Pension commence prior to his Normal Retirement Date on the first day of any month following the date on which he attains age 55.

  The Deferred Vested Pension of any former Employee whose Pension Commencement Date occurs prior to his Normal Retirement Date shall be reduced in accordance with Section 5.3.

  4.6 Spouse's Pension

  (a) A Spouse's Pension shall be payable to the Spouse of a participant who dies before his Pension Commencement Date without having in effect a valid waiver of the Spouse's Pension under Section 5.4(d) or 5.5(b), if the participant:

  (i) had not terminated his employment with the Affiliates but had earned a nonforfeitable right to a Pension;

  (ii) had terminated his employment with the Affiliates after (A) attaining Normal Retirement Age, (B) meeting the age and Accredited Service requirements prescribed by Section 4.3, or (C) meeting the requirements prescribed by Section 4.4; or

  (iii) had terminated his employment with the Affiliates after acquiring a nonforfeitable right to a Pension but before (A) attaining Normal Retirement Age, (B) meeting the age and Accredited Service requirements prescribed by Section 4.3, or (C) meeting the requirements prescribed by Section 4.4.

  No Spouse's Pension shall be payable to the Spouse of a participant who dies before his Pension Commencement Date either without having earned a nonforfeitable right to a Pension or while having in effect a valid waiver of the Spouse's Pension under Article V. Except as otherwise provided in this Appendix OO, whether a participant has earned a nonforfeitable right to a Pension shall be determined in accordance with Section 4.5.

  4.7 Post-NRA Distribution

  (a) Subject to the provisions of subsections (b), (c), and (d), below, each Distribution-Eligible Employee may elect to receive a Service Pension (determined without regard to any RBP Annuity Enhancement under Article XXII of the Former Plan) commencing as of any March 1, based on the Distribution-Eligible Employee's Accredited Service and Average Annual Compensation as of the immediately preceding December 31; provided that a Distribution-Eligible Employee may receive no more than one Post-NRA Distribution pursuant to this Section 4.7.

  (b) If a Distribution-Eligible Employee receives a Post-NRA Distribution pursuant to this Section 4.7, the amount of any additional Pension payable upon the Distribution-Eligible Employee's subsequent termination of employment with the Affiliates shall be determined in accordance with the following rules:

  (i) Subject to clause (ii), below, the amount of the additional Pension shall be determined under the generally applicable provisions of this Appendix OO (determined without regard to this Section 4.7).

  (ii) For purposes of clause (i), above, (A) the Distribution-Eligible Employee's Accredited Service shall be determined solely by reference to Accredited Service earned after the December 31 as of which his Accredited Service is determined for purposes of subsection (a), above, and (B) the Distribution-Eligible Employee's Average Annual Compensation shall be determined by reference to all of the Distribution-Eligible Employee's Monthly Compensation, regardless of whether it was paid for the period before or after the December 31 as of which his Average Annual Compensation was determined for purposes of subsection (a), above.

  (c) A Distribution-Eligible Employee who wishes to elect a Post-NRA Distribution must elect such a distribution, in a form and manner acceptable to the Committee, during the period established by the Committee for this purpose from time to time in its sole discretion.

  (d) Subject to the requirements of Section 5.5, a Distribution-Eligible Employee may elect to receive his distribution pursuant to this Section 4.7 in either the normal form of payment described in Section 5.5 or in any of the optional forms of payment described in Section 5.6; provided that in determining the amount of any lump-sum distribution under Section 5.6(b)(i) for purposes of this subsection (d), the applicable interest rate assumption shall be based on the otherwise applicable rate that is effective for a Pension Commencement Date of January 1 or March 1 of the year in which the distribution is made, whichever produces the larger lump-sum distribution. If a Distribution-Eligible Employee who receives a distribution pursuant to this Section 4.7 subsequently becomes entitled to receive an additional Pension upon termination of employment with the Affiliates in accordance with subsection (b), above, the form of such additional Pension shall be governed by the generally applicable provisions of this Appendix OO, as if the Distribution-Eligible Employee were then first Retiring.

  ARTICLE V COMPUTATION OF PENSIONS AND FORM OF PAYMENT

  5.1 Service Pension

  (a) Subject to subsections (b) through (d), below, the annual Service Pension payable to a Retired Employee in the form of a single life annuity commencing on the first day of the month next following his Normal Retirement Date shall equal the product determined by multiplying the Retired Employee's years of Accredited Service by 1.35 percent of his Average Annual Compensation.

  (b) If an Employee begins receiving his Service Pension as of any date that precedes his Normal Retirement Date, the amount determined under subsection (a), above, shall be multiplied by the appropriate percentage indicated below:

Pension Commencing At Age	Percentage
55 and over	100%
54	97%

53	94%
52	91%
51	88%
50	85%
49 and under	82%

  Any Employee whose Accredited Service totals thirty or more years shall be entitled to an unreduced Service Pension. In the case of a fractional part of a year, the above percentages shall be adjusted at the rate of 1/4 of 1 percent (0.25%) for each full month by which the Pension Commencement Date follows the first day of the month after the attainment of age 49 through age 54. For the purpose of this calculation, the Pension Commencement Date shall be deemed to occur not earlier than the first day of the month following the Employee's 49th birthday.

  (c) The amount determined in subsections (a) and (b), above, shall not be less than the applicable amount according to the Employee's years of Accredited Service as set forth in paragraph (1) or (2), below, whichever is applicable.

  (1) In the case of an Employee affiliated with IBEW Local 463, CWA Local 3371 or CWA Local 3372, his applicable amount shall be determined in accordance with the following table:
Years of Accredited Service	Applicable Amount (Annual Figure)
at least 15 but less than 20	$4,700
at least 20 but less than 25	$6,100
at least 25 but less than 30	$7,500
at least 30 but less than 35	$8,900
at least 35 but less than 40	$10,300
40 or more	$11,700

  (2) In the case of any non-union hourly Employee, his applicable amount shall be determined in accordance with the following table:
Years of Accredited Service	Applicable Amount (Annual Figure)
at least 15 but less than 20	$4,350
at least 20 but less than 25	$5,650
at least 25 but less than 30	$6,950
at least 30 but less than 35	$8,250
at least 35 but less than 40	$9,950
40 or more	$10,850

  (d) The amount determined under subsections (a), (b), and (c), above, shall be reduced by the annual amount (if any) payable from any Other Pension Plan. For purposes of this subsection (d), the annual amount (if any) payable from any Other Pension Plan shall be the annual amount of a benefit that is payable in the form of a single life annuity commencing on the first day of the month next following the Employee's Normal Retirement Date, and that is the actuarial equivalent of the same or similar benefit payable at normal retirement age under the Other Pension Plan. For this purpose, actuarial equivalence shall be determined based on an interest rate of 7 percent per annum and the TPF&C 1971 Forecast Mortality Table for Males (with ages set back 2 years in the case of Employees and 4 years in the case of Spouses and Beneficiaries).

  (e) In the event of the transfer of an Employee from the Company to the employment of an Affiliate in Canada that has a pension plan and his subsequent retirement under such circumstances that he is entitled to a pension under the pension plan of such Canadian company, he shall, in addition to such pension, be paid a Pension under this Appendix OO in accordance with the provisions hereof, on the basis of his Accredited Service on the date of transfer; provided, however, that his Average Annual Compensation shall include U.S. dollars equivalent to the amounts paid by the Canadian company, and the minimum pension provision, Section 5.1(c), shall be applied only after taking account of the U.S. dollar equivalent of the pension payable under the Canadian company's plan.

  5.2 Disability Pension The annual Disability Pension payable to a Retired Employee shall be computed in the same manner prescribed in Section 5.1, but without applying any reduction otherwise required under Section 5.1(b).

  5.3 Deferred Vested Pension The annual Deferred Vested Pension payable after reaching Normal Retirement Age to a former Employee who qualifies for such a Pension shall be computed in the same manner prescribed in Section 5.1, except that the amount determined under Section 5.1(c) shall be:

  (a) based on the Accredited Service the former Employee would have had at his Normal Retirement Date if his employment with the Affiliates had not been terminated until his Normal Retirement Date, and

  (b) then multiplied by the ratio of the Employee's actual Vesting Service to the Vesting Service he would have had at his Normal Retirement Date if his employment with the Affiliates had not been terminated until his Normal Retirement Date.

  If such former Employee is eligible, in accordance with Section 4.5, to elect to have his Deferred Vested Pension commence prior to his Normal Retirement Date, and he so elects in accordance with Section 6.8, the amount of such Deferred Vested Pension shall be reduced by multiplying his Deferred Vested Pension at his Normal Retirement Date by the appropriate factor in Table A.

  5.4 Spouse's Pension

  (a) The annual Spouse's Pension payable to a Spouse who qualifies for a Spouse's Pension under Section 4.6 shall be the annual amount payable to the Spouse as Beneficiary under the survivor annuity portion of the Qualified Joint and Survivor Annuity with respect to the participant, computed as if the participant had:

  (i) terminated employment with the Affiliates on the date of his death (or, if earlier, on the date of his actual termination of employment with the Affiliates),

  (ii) elected the first day of the month next following his Normal Retirement Date (or, if later, the first day of the month next following the date of his death) as his Pension Commencement Date, and

  (iii) died on his Pension Commencement Date.

  Except as provided in subsections (b) and (c), below, the normal Pension Commencement Date of a Spouse's Pension shall be the first day of the month next following the later of the deceased participant's Normal Retirement Date or the date of his death.

  (b) In the case of a participant who dies before his Normal Retirement Date while in the service of a Control Group Affiliate (even if his death occurs during the period of Accredited Service described in Section 3.6(d)), the Spouse may elect, in accordance with Section 6.8, that the Pension Commencement Date of the Spouse's Pension shall be the first day of any month before the participant's Normal Retirement Date and after the month of the participant's death. The annual amount of a Spouse's Pension that commences before the participant's Normal Retirement Date in accordance with this subsection (b) shall not be reduced on account of such early commencement.

  (c) In the case of a participant who dies before his Normal Retirement Date other than in circumstances described in subsection (b), above, the Spouse may elect, in accordance with Section 6.8, that the Pension Commencement Date of the Spouse's Pension shall be the first day of any month before the participant's Normal Retirement Date and after the month of the participant's death, provided that such first day is on or after the earliest date the participant could have elected as his Pension Commencement Date had he survived and terminated employment with the Affiliates on the date of his death (or, if earlier, on the date of his actual termination of employment with the Affiliates). The annual amount of a Spouse's Pension that commences before the participant's Normal Retirement Date in accordance with this subsection (c) shall equal the annual amount payable to the Spouse as Beneficiary under the survivor annuity portion of the Qualified Joint and Survivor Annuity that would have been payable with respect to the participant, computed as if the participant had:

  (i) terminated employment with the Affiliates on the date of his death (or, if earlier, on the date of his actual termination of employment with the Affiliates),

  (ii) elected as his Pension Commencement Date the date elected by the Spouse in accordance with this subsection (c), and

  (iii) died on his Pension Commencement Date.

  (d) Any election to waive, or revoke a prior election to waive, Spouse's Pension coverage provided for under this Appendix OO shall be subject to the following terms and conditions:

  (i) Any election or revocation shall be made by giving written notice in such form and manner as may be required by the Committee.

  (ii) An election or revocation shall be ineffective unless the participant's Spouse consents in writing to such election or revocation. The Spouse's consent must acknowledge the effect of such election and must be witnessed by a notary public or authorized Plan representative. The Spouse's consent must acknowledge the effect of the Beneficiary or Beneficiaries (including any class of Beneficiaries and any contingent Beneficiaries) that the participant has designated, if any. Any consent by a Spouse shall be irrevocable unless the participant agrees to a revocation.

  (iii) Subsection (d)(ii), above, shall not apply if the Committee determines that the consent required therein cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of any other circumstances that are specified by regulation, revenue ruling, notice, or other guidance of general applicability issued by the Department of the Treasury.

  (iv) Any consent by a Spouse pursuant to subsection (d)(ii), above, shall be effective only with respect to that Spouse. Similarly, any establishment that the consent of a Spouse cannot be obtained for any of the reasons described in subsection (d)(iii), above, shall be effective only with respect to that Spouse.

  Spouse's Pension coverage shall be automatic and without charge, and a participant's waiver of Spouse's Pension coverage shall be ineffective, except to the extent that such coverage is waived in accordance with Section 5.5 during the 90-day period ending on the participant's Pension Commencement Date.

  (e) The Committee shall provide to each participant eligible to waive Spouse's Pension coverage pursuant to subsection (d) hereof, within a reasonable period before or after the date as of which he becomes eligible to waive Spouse's Pension coverage, a written explanation of:

  (i) the terms and conditions of the Spouse's Pension;

  (ii) the participant's right to elect, and the effect of electing, to waive Spouse's Pension coverage;

  (iii) the rights of a married participant's Spouse with respect to that election; and

  (iv) the right of the participant to revoke, and the effect of revoking, an election to waive Spouse's Pension coverage.

  The Committee shall also provide each participant eligible to waive Spouse's Pension coverage pursuant to Section 5.5(b) with the written explanation described in this subsection (e). The Committee shall provide such written explanation at the same time as it provides the written explanation described in Section 5.5(e).

  5.5 Normal Forms of Payment

  (a) Unless he elects another form of payment in accordance with the provisions of this Section 5.5,

  (i) a participant who is married on his Pension Commencement Date shall receive his Pension in the form of a Qualified Joint and Survivor Annuity, and

  (ii) a participant who is not married on his Pension Commencement Date shall receive his Pension in the form of a single life annuity.

  (b) A participant may elect to waive the default form of Pension otherwise payable to him under subsection (a), above, and to receive his Pension in another form of benefit pursuant to the following terms and conditions:

  (i) The Qualified Joint and Survivor Annuity payable by default under subsection (a)(i), above, shall be a Joint-Survivor Pension under which a 50-percent survivor annuity is payable to the participant's Spouse as Beneficiary. A participant who is married on his Pension Commencement Date may elect to waive the default Qualified Joint and Survivor Annuity in favor of an alternative form of Qualified Joint and Survivor Annuity, which shall be a Joint-Survivor Pension under which either a 66-2/3-percent or a 100-percent survivor annuity is payable to the participant's Spouse as Beneficiary. In addition, a participant who is married on his Pension Commencement Date may elect to waive the default Qualified Joint and Survivor Annuity in favor of a single life annuity or any optional form of benefit described in Section 5.6.

  (ii) A participant who is not married on his Pension Commencement Date may elect to waive the single life annuity payable by default under subsection (a)(ii), above, in favor of any optional form of benefit described in Section 5.6.

  (iii) A participant who makes an election under this subsection (b) shall designate the alternative form of benefit in which he wishes to receive his Pension. Any election of a Joint-Survivor Pension must be accompanied by proof of the Beneficiary's age satisfactory to the Committee.

  (iv) During the 90-day period that ends on his Pension Commencement Date, a married participant who elects to receive his Pension in any form other than a Qualified Joint and Survivor Annuity also may waive the Spouse's Pension benefit which would be provided pursuant to Section 4.6 if the participant's death were to occur after termination of employment and prior to his Pension Commencement Date. In no event may the participant waive the Spouse's Pension benefit that would be provided pursuant to Section 4.6 if the participant's death were to occur on or prior to the date of termination of employment, and, in the event that a participant dies on or prior to the date of termination of employment, the only benefit payable with respect to such participant shall be the Spouse's Pension under the Qualified Joint and Survivor Annuity in effect with respect to the participant. A waiver of the Spouse's Pension coverage pursuant to this paragraph (iv) shall be subject to the terms and conditions in Section 5.4(d)(i) through (iv) and shall be effective for the period beginning on the later of (I) the day after the participant's final day of employment with the Company and the Affiliates or (II) the date on which the Committee receives the participant's waiver, and ending on the earlier of (x) the participant's Pension Commencement Date, or (y) the date on which the waiver is revoked.

  (c) An election under subsection (b), above, may be revoked either automatically in the circumstances described in subsection (f), below, or by filing a written revocation with the Committee in a form and in a manner acceptable to the Committee. After any such revocation, a new election under subsection (b), above, may be made at any time before the participant's Pension Commencement Date (or during such other period permitted or required by law). However, except as provided in Section 6.3(b) or as the Committee may otherwise provide on the basis of uniform and nondiscriminatory rules, any election under subsection (b), above, shall be irrevocable after the participant's Pension Commencement Date.

  (d) An election or revocation of an election under subsections (b) and (c), above, shall be subject to the following terms and conditions:

  (i) Any election or revocation shall be made within the 90-day period ending on the participant's Pension Commencement Date (or during such other period permitted or required by law) by giving written notice in such form and manner as may be required by the Committee.

  (ii) If a participant who is married on his Pension Commencement Date elects to receive his Pension in any form other than a Qualified Joint and Survivor Annuity, the election shall be ineffective unless the participant's Spouse consents in writing to the election, the consent acknowledges the effect of the election, and the consent is witnessed by a notary public or authorized Plan representative. The Spouse's consent must acknowledge the effect of the form of benefit that the participant has elected, as well as the effect of any Beneficiary or Beneficiaries (including any class of Beneficiaries and any contingent Beneficiaries) that the participant has designated. Any consent by a Spouse shall be irrevocable unless the participant agrees to a revocation.

  (iii) Subsection (d)(ii), above, shall not apply if the Committee determines that the consent required therein cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of any other circumstances that are specified by regulation, revenue ruling, notice, or other guidance of general applicability issued by the Department of the Treasury.

  (iv) Any consent by a Spouse pursuant to subsection (d)(ii), above, shall be effective only with respect to that Spouse. Similarly, any establishment that the consent of a Spouse cannot be obtained for any of the reasons described in subsection (d)(iii), above, shall be effective only with respect to that Spouse.

  (v) Any consent by a Spouse pursuant to subsection (d)(ii), above, shall be effective only as long as the participant makes no change in the designated Beneficiary or class of Beneficiaries.

  (e) The Committee shall provide to each participant, not less than 30 days (unless such 30 day period is waived by the participant and, if married, the participant's spouse) nor more than 90 days before his Pension Commencement Date (or during such other period permitted or required by law), a written explanation of:

  (i) The material features and relative financial values of the forms of benefit, to which the participant is entitled, or that he could elect to receive, under the Plan;

  (ii) In the case of a married participant, his right to elect to waive, the effect of his electing to waive, and the requirements (including any spousal consent requirements) applicable to his electing to waive, the Qualified Joint and Survivor Annuity payable by default under subsection (a)(i), above, in favor of any other form of payment to which he is otherwise entitled under the Plan;

  (iii) In the case of a participant other than a married participant, his right to elect to receive, and the effect of his electing to receive, any other form of benefit to which he is entitled under the Plan in lieu of the single life annuity specified in subsection (a)(ii), above;

  (iv) In the case of a participant who is entitled to elect commencement of a form of payment before his Normal Retirement Date, his right not to elect such early commencement; and

  (v) The terms and conditions (if any) under which an election by a participant, or a consent by the Spouse of a married participant, may be revoked, and the effect of such revocation.

  Notwithstanding the foregoing, no notice pursuant to this subsection (e) shall be required in the case of a participant who is required to receive his Pension in the form of a lump sum payment pursuant to Section 6.6.

  (f) (i) If the designated Beneficiary with respect to a Joint-Survivor Pension dies before the participant's Pension Commencement Date, the election (including, if applicable, any election pursuant to subsection (b), above, to waive Spouse's Pension coverage) shall be void, and the participant shall be deemed not to have previously elected a Joint-Survivor Pension. If the designated Beneficiary with respect to a Joint-Survivor Pension dies before the participant, but after the Pension Commencement Date, the amount of the Pension thereafter payable to the participant shall not be affected in any way as a result thereof.

  (ii) If a participant dies before his Pension Commencement Date without having made a valid election of an optional form of payment described in Section 5.6, no individual shall have a right to any payment under this Appendix OO with respect to the participant, unless the participant is survived by a Spouse who is entitled to a Spouse's Pension.

  (iii) If a participant dies before his Pension Commencement Date after terminating employment with the Affiliates and after having made (and not revoked) a valid election of a Joint-Survivor Pension (and, in the case of a married participant, after having made (and not revoked) a valid waiver of the Spouse's Pension), leaving the designated Beneficiary with respect to the Joint-Survivor Pension surviving him, the Beneficiary shall be eligible to receive the survivor annuity payable under such Joint-Survivor Pension as if the participant had died on the day following his Pension Commencement Date.

  (iv) If a participant dies before his Pension Commencement Date after terminating employment with the Affiliates and after having made (and not revoked) a valid election of a lump sum distribution described in Section 5.6(b) (and, in the case of a married participant, after having made (and not revoked) a valid waiver of the Spouse's Pension), the lump sum distribution shall be paid to the participant's designated Beneficiary (or, if the participant has not designated a Beneficiary, or if none of his designated Beneficiaries survives him, the lump sum distribution shall be paid to the executor of the participant's will or the administrator of his estate).

  (v) If a participant dies before his Pension Commencement Date after terminating employment with the Affiliates and after having made (and not revoked) a valid election of a Five-Year Certain and Life Annuity Option described in Section 5.6(c) (and, in the case of a married participant, after having made (and not revoked) a valid waiver of the Spouse's Pension), the participant's designated Beneficiary shall be eligible to receive the five-year certain payments pursuant to such option as if the participant had died on the day following his Pension Commencement Date (or, if the participant has not designated a Beneficiary, or if none of his designated Beneficiaries survives him, the five-year certain payments pursuant to such option shall be paid to the executor of his will or the administrator of his estate).

  (vi) If a participant dies on or after his Pension Commencement Date, any distribution that was scheduled to be paid to him on or before his date of death but that was not paid to him on or before his date of death due to administrative or other delay, shall be paid instead to the executor of his will or the administrator of his estate.

  5.6 Optional Forms of Payment

  (a) Joint-Survivor Pension.

  (i) Under the Joint-Survivor Pension, a reduced amount shall be payable to the Retired Employee for his lifetime. The Beneficiary, if surviving at the Retired Employee's death, shall be entitled to receive thereafter a lifetime survivor benefit in an amount equal to 100 percent, 66-2/3 percent, 50 percent, or 33-1/3 percent, as elected by the Employee, of the reduced amount that had been payable to the Retired Employee.

  (ii) The reduced amount payable to the Retired Employee shall be determined as prescribed by Section 5.1, 5.2, or 5.3, as the case may be, except that the amount obtained shall be multiplied by the appropriate actuarial factor in Table B (Table C in the case of Disability Retirements). The appropriate actuarial factor shall be determined for any Employee and his Beneficiary as of the Employee's Pension Commencement Date.

  (iii) If an Employee designates any individual other than his Spouse as his Beneficiary, the annual amount of the Employee's annuity under the Joint-Survivor Pension shall be not less than 50 percent of his annual Pension calculated as a single life annuity, and the Beneficiary's survivor annuity under the Joint-Survivor Pension shall be reduced, in accordance with the actuarial assumptions underlying the Table referred to in paragraph (ii), above, to the extent necessary to reflect any adjustment required by this paragraph (iii) in the amount of the Employee's annuity under the Joint-Survivor Pension.

  (b) Lump Sum Distribution Option.

  (i) With respect to any Employee who is affiliated with CWA Locals 3371 or 3372, with respect to any non-union hourly Employee, and with respect to any Employee who is subject to the collective bargaining agreement between the Company and IBEW Local 463 (Contract No. 51 only), any such Employee who will qualify for a Pension under Section 4.1, 4.2, 4.3, or 4.5 may elect to receive his Pension in the form of a lump sum distribution. The amount of any such lump sum distribution shall be the actuarial present value (as of the Employee's Pension Commencement Date) of his Service Pension computed under Section 5.1 (or in the case of a Deferred Vested Pension, as computed under Section 5.3) as a single life annuity commencing on his Pension Commencement Date. For purposes of this paragraph (i), actuarial present value shall be determined under whichever of the following assumptions produces the largest lump sum distribution:

  (1) For purposes of this subparagraph (1), the assumptions shall the TPF&C 1971 Forecast Mortality Table for Males (with ages set back two years) and the six-month moving average yield of United States Treasury obligations with ten-year maturities, as reported in the Federal Reserve Statistical Release or an equivalent publication of said Federal Reserve, with the six-month averaging period commencing 12 months prior to the Employee's Pension Commencement Date.

  (2) For purposes of this subparagraph (2), the assumptions shall be the TPF&C 1971 Forecast Mortality Table for Males (with ages set back two years) and the PBGC Immediate Rate. This subparagraph (2) shall apply only to

  (A) an Employee who would have been eligible for a Service Pension if he had Retired before January 1, 2000, or

  (B) a Contel Participant (within the meaning of Schedule I) who had satisfied the requirements for an early retirement benefit under section 4.3 of the Contel System Pension Plan as of January 31, 1993.

  (3) For purposes of this subparagraph (3), the assumptions shall be the GATT Assumptions.

  (ii) With respect to any Employee who is affiliated with CWA Locals 3371 or 3372, with respect to any Employee who is subject to the collective bargaining agreement between the Company and IBEW Local 463 (Contract No. 51 only), and with respect to any non-union hourly Employee, any such Employee who will qualify for Disability Pension under Section 4.4 may elect to receive his Disability Pension in the form of a lump-sum distribution. The amount of any such lump-sum distribution shall be the greatest of the amounts determined under subparagraphs (1) or (2) below.

  (1) The amount determined under this subparagraph (1) shall be the actuarial present value (as of the Employee's Pension Commencement Date) of the Disability Pension payable to the Employee in the form of a single life annuity commencing on his Pension Commencement Date. For this purpose, actuarial present value shall be determined using the interest rate assumption set forth in Section 5.6(b)(i)(2) and 67 percent of the PBGC Mortality Table for Disabled Male Participants Receiving Social Security Disability Benefit Payments as set forth in Table 2-M of Appendix A to 29 C.F.R. Part 4044.

  (2) The amount determined under this subparagraph (2) shall be the actuarial present value (as of the Employee's Pension Commencement Date) of the Disability Pension payable to the Employee in the form of single life annuity commencing on the first day of the month next following his Normal Retirement Date. For this purpose, actuarial present value shall be determined using the GATT Assumptions.

  (iii) Notwithstanding anything to the contrary in Section 6.1, the payment of a Service Pension or Disability Pension in the form of a lump sum distribution shall be made in a single taxable year of the recipient and shall be made on or as soon as practicable after an Employee's Pension Commencement Date.

  (c) Five-Year Certain and Life Annuity Option.

  A participant may elect to receive his benefits in the form of an annuity that is actuarially equivalent to the single life annuity under this Appendix OO and that provides equal monthly payments for the life of the participant, with the condition that if the participant dies before he has received 60 monthly payments, the participant's designated Beneficiary shall receive monthly payments in the same amount as the participant until a total of 60 monthly payments have been made to the participant and his Beneficiary combined. For purposes of the preceding sentence, actuarial equivalence shall be determined based on the appropriate factor set forth in Table H.

  5.7 Limitations on Pensions Article VII of the Plan shall apply to determine the maximum limitation on pensions.

  5.8 Eligible Rollover Distributions Section 11.13 of the Plan shall apply to determine the availability of rollover distributions.

  ARTICLE VI   PAYMENT OF PENSIONS AND CONDITIONS RELATED THERETO

  6.1 Annuity Forms of Payments All Pensions, except those Pensions paid in a lump sum distribution pursuant to Section 5.6(b) or 6.6, shall be payable in monthly installments as follows:

  (a) The first installment shall be paid to the Retired Employee (or Spouse, in the case of a Spouse's Pension) as of the Pension Commencement Date determined in accordance with Articles IV, V, and VI;

  (b) Where installments are to be paid to a Beneficiary under a Joint-Survivor Pension, the first installment to the Beneficiary shall be paid as of the beginning of the first month following the death of the participant; and

  (c) The final installment shall be paid as of the beginning of the month during which the death of the Retired Employee or Beneficiary, as the case may be, occurs, except that Disability Pension installments shall cease prior to the death of the Retired Employee if and when he ceases to satisfy the disability conditions of Section 4.4.

  (d) A check in payment of a monthly installment may be mailed, in the discretion of the Committee, before the date as of which the payment is made.

  6.2 Prohibition Against Alienation of Benefits The benefits under this Appendix OO may not be anticipated, assigned (either at law or in equity), alienated, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process, provided that:

  (a) an arrangement whereby benefit payments are paid to a participant's savings or checking account in a financial institution is not prohibited;

  (b) once a participant begins receiving benefits, such participant may assign or alienate the right to future payments if such transaction is limited to assignments or alienations that:

  (i) are voluntary and revocable,

  (ii) with respect to a particular benefit payment, do not in the aggregate exceed 10 percent of such payment, and

  (iii) neither are for the purpose, nor have the effect, of defraying administrative costs of the Plan;

  (c) payments made in accordance with a Qualified Domestic Relations Order are not prohibited; and

  (d) offsets of a participant's benefit in accordance with section 401(a)(13)(C) of the Code are not prohibited.

  For the purposes of subsection (b), above, except as otherwise permitted pursuant to subsection (d), above, an attachment, garnishment, levy, execution or other legal or equitable process is not considered a voluntary assignment or alienation.

  6.3 Suspension of Benefits

  (a) Except as otherwise provided in Section 4.7 or in a Schedule, no Pension shall be paid or payable with respect to a participant (including a Retired Employee) for any month in which he is credited with 40 or more Hours of Service as a regular or temporary employee of an Affiliate. Thus, except as otherwise provided in Section 4.7 or in a Schedule,

  (i) a Retired Employee's Pension shall be suspended for any month beginning before his Normal Retirement Date during which he is credited with 40 or more Hours of Service as a regular or temporary employee of an Affiliate;

  (ii) a Retired Employee's Pension shall be suspended for any month beginning after his Normal Retirement Date during which he is credited with 40 or more Hours of Service as a regular or temporary employee of an Affiliate; and

  (iii) the Pension of a participant other than a Retired Employee shall be suspended for any month beginning after his Normal Retirement Date during which he is credited with 40 or more Hours of Service as a regular or temporary employee of an Affiliate.

  The preceding provisions of this subsection (a) shall apply even though the Retired Employee's or participant's service as a regular or temporary employee of an Affiliate does not constitute "section 203(a)(3)(B) service" described in 29 C.F.R. § 2530.203-3(c), and even though the procedures regarding notice, review, and administration otherwise prescribed under 29 C.F.R. § 2530.203-3 are not observed.

  (b) Except as otherwise provided in Section 4.7, if a participant (including a Retired Employee) is reemployed or remains in employment as a regular or temporary employee of an Affiliate as described in subsection (a), above, his Pension Commencement Date shall occur no earlier than the first day of the first month in which he ceases to be so employed, and his Pension shall be calculated, in accordance with Sections 3.6, 3.7, 3.8, and 3.9, to take such employment into account. If a Retired Employee subject to subsection (a)(i) or (ii), above, becomes entitled to have his Pension resume, the amount and form of the Pension shall be governed by the generally applicable provisions of this Appendix OO, as if he were then first Retiring.

  (c) (i) If the Pension of a participant is suspended pursuant to subsection (a), above, during any period after his Age 65 Normal Retirement Date, the amount of his Pension determined under subsection (b), above, shall not be less than the actuarial equivalent of the single life annuity that would have been payable to him (or that he could have elected to receive) commencing on the day after his Age 65 Normal Retirement Date (or if later, the day his benefits were suspended), had his Pension not been suspended. For this purpose, actuarial equivalence shall be determined using an interest rate of 7 percent per annum and the TPF&C 1971 Forecast Mortality Table for Males (with ages set back 2 years).

  (ii) If the Pension of a participant (including a Retired Employee) is suspended pursuant to subsection (a), above, during any period after his Normal Retirement Date (but before his Age 65 Normal Retirement Date, if later), and his employment during such period constitutes "section 203(a)(3)(B) service" described in 29 C.F.R. § 2530.203-3(c), the Company shall notify the participant of such suspension or delay by personal delivery or first class mail during the first calendar month in which the Pension is to be suspended, shall afford him a review of such suspension under the Plan's claim procedure, and shall otherwise administer such suspension and any subsequent resumption or commencement of Pension payments in a manner consistent with 29 C.F.R. § 2530.203-3.

  (d) Except as otherwise provided in Section 4.7, if a Retired Employee subject to subsection (a)(i) or (ii), above, previously received a total distribution of his Pension in accordance with Section 5.6(b) or 6.6, the amount of the single life annuity used to determine his Pension upon Retirement under subsection (b), above, shall be reduced by the amount of the single life annuity upon which such total distribution was based.

  6.4 Provision of Necessary Information The Committee may request an Employee, former Employee, Retired Employee, or Beneficiary to furnish it with such information as it considers reasonably necessary or appropriate for the proper administration of the Plan or the payment of a Pension. In the event that an Employee, former Employee, Retired Employee, or Beneficiary fails to furnish any such information that is necessary to the calculation or payment of a Pension and that is not reasonably available from alternative sources, the Committee shall withhold payment of the Pension until the information is provided.

  6.5 Transfer Between Affiliates Any Employee whose employment is transferred from one Affiliate to another Affiliate shall not by reason of such transfer be eligible for Early Retirement or a Deferred Vested Pension under this Appendix OO. However, upon the conclusion of the Employee's employment with the Affiliates, he shall be entitled to the Pension, if any, for which he is eligible on the basis of his Average Annual Compensation, Vesting Service, and Accredited Service at that time, calculated in accordance with the provisions of this Appendix OO.

  6.6 Mandatory Lump Sum Distribution of Small Benefits

  (a) Subject to the limitations of Section 411 and Section 417 of the Code, if a former Employee is entitled to a Deferred Vested Pension and the actuarial present value of such Deferred Vested Pension does not exceed $3,500 the former Employee shall receive such Deferred Vested Pension in the form of a lump sum payment equal to the actuarial present value of the Deferred Vested Pension otherwise payable to him under the Plan. If a Spouse is entitled to a Spouse's Pension and the actuarial present value of such Spouse's Pension does not exceed $3,500, the Spouse shall receive such Spouse's Pension in the form of a lump sum payment equal to the actuarial present value of the Spouse's Pension otherwise payable to the Spouse under the Plan. Notwithstanding the foregoing, this Section 6.6 shall not apply in the case of a former Employee or a Spouse who is otherwise eligible to elect immediate commencement of the Deferred Vested Pension or Spouse's Pension.

  (b) For purposes of subsection (a), above, the actuarial present value of a Deferred Vested Pension or Spouse's Pension shall be determined as of the payment date based on the GATT Assumptions.

  6.7 Minimum Distributions Required Under Code Section 401(a)(9) The following subsections limit the timing of Pension distributions under this Appendix OO:

  (a) Any Pension that is payable to a participant hereunder shall be distributed or commence not later than the participant's Required Starting Date. The Pension shall be distributed, in accordance with section 401(a)(9) of the Code (including the incidental benefit rules applicable thereunder) either:

  (i) in a lump sum (to the extent otherwise permitted under the Plan, including, without limitation, under Section 5.6(b) or 6.6);

  (ii) over the life of the participant;

  (iii) over the lives of the participant and the participant's Beneficiary;

  (iv) over a period not extending beyond the participant's life expectancy; or

  (v) over a period not extending beyond the joint and last survivor expectancy of the participant and the participant's Beneficiary.

  If the participant's entire interest is to be distributed over a period of more than one year, then the amount to be distributed each year shall be no less than the amount prescribed under section 401(a)(9) of the Code.

  (b) If the distribution of the participant's Pension has commenced in conformity with subsection (a), above, and the participant dies before his entire Pension has been distributed to him, the remaining portion of his Pension shall be distributed to his Beneficiary at least as rapidly as under the method of distribution that was in effect as of the date of the participant's death.

  (c) Subject to subsection (d), below, if the participant dies before distribution of his Pension has commenced, any Pension that is payable under the terms of this Appendix OO shall be distributed within five years after the participant's death.

  (d) Subsection (c), above, shall not apply to:

  (i) any portion of the participant's Pension payable to (or for the benefit of) a Beneficiary that is distributed (in accordance with section 401(a)(9) of the Code) over the Beneficiary's life (or a period not extending beyond his life expectancy) commencing within one year after the date of the participant's death (or such later date as may be prescribed under section 401(a)(9) of the Code), or

  (ii) any portion of the participant's Pension payable to his Spouse that is distributed over the Spouse's life (or a period not extending beyond the Spouse's life expectancy) commencing no later than the date on which the participant would have attained age 70-1/2; provided that if the Spouse dies before payments to such Spouse begin, subsections (c) and (d) shall apply as if the Spouse were the participant; and further provided that any amount paid to the child of the participant shall be treated as if it had been paid to the Spouse of the participant if such amount is payable to the Spouse upon such child's reaching majority (or such other event as may be prescribed by the regulations under section 401(a)(9) of the Code).

  (e) For purposes of this Section 6.7, the life expectancy of the participant and his Spouse shall be recomputed on an annual basis, but the life expectancy of any non-spouse Beneficiary shall be computed only on the date as of which the distribution commences.

  (f) This Section 6.7 shall apply notwithstanding any other provision of this Appendix OO. The sole purpose of this Section 6.7 is to limit the manner in which the benefit payments may be made under this Appendix OO in accordance with section 401(a)(9) of the Code. This Section 6.7 does not confer any rights or benefits upon any participant, Spouse, Beneficiary, or any other person.

  (g) This Section 6.7 shall not apply to any method of distribution designated in writing by a participant under the terms of the Former Plan before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 (as in effect before the amendments made by the Tax Reform Act of 1984).

  (h) Any participant who does not elect a form of distribution before his distribution is required to commence under this Section 6.7 shall receive the distribution in the form provided for under Section 5.5(a).

  6.8 Early Commencement Election Notwithstanding any other provision in this Appendix OO, and subject to the provisions of Section 5.5 and Section 6.6, the participant (or his Spouse, in the case of a Spouse's Pension) may elect a Pension Commencement Date that precedes the normal Pension Commencement Date if he is otherwise eligible to do so under the terms of this Appendix OO. The election shall be in writing, in a form acceptable to the Committee, and executed and filed with the Committee during the 90-day period ending on the Pension Commencement Date (or during such other period permitted or required by law).

  6.9 Employment Following Sale of Affiliate Except as otherwise provided in a Schedule, in the event of the sale or other disposition of all or a portion of the business operations of one or more Affiliates (however accomplished, including, without limitation, by sale of assets, sale of stock, merger, consolidation, or reorganization) as a result of which the business operations so sold or disposed of no longer are operated by one or more Affiliates, the Pension Commencement Date of any Employee who holds substantially the same position in such operations immediately before and immediately after such sale or disposition, regardless of whether such position is with the same or a different legal entity, shall not occur before the earlier of (i) the Employee's termination of employment with the purchaser's affiliated group or (ii) the first day of the month next following the Employee's Age 65 Normal Retirement Date. For purposes of the preceding sentence, the purchaser's affiliated group shall consist of the legal entity that, immediately following the sale or disposition, operates the business operations sold or disposed of, and all other legal entities that would be Affiliates (within the meaning of the definition of "Affiliate" in Article I) of such legal entity if such legal entity were the Company. For purposes of this Section 6.9, the term "legal entity" shall include, without limitation, a corporation, unincorporated business, or other organization.

  ARTICLE VII SPECIAL PROVISIONS REGARDING THE FORMER PLAN AND RELATED MATTERS

  7.1 Article XVI of the Former Plan If an Employee's benefit under the Former Plan included a supplemental payment under Article XVI of the Former Plan, the supplemental payment shall apply for purposes of determining the Employee's benefit under this Appendix OO in accordance with the provisions of Article XVI of the Former Plan.

  7.2 Article XVII of Former Plan

  (a) If a Special Retiree is reemployed by an employer described in Section 3.2 after his Qualified Retirement Date, then the age and Accredited Service with which he is credited for the purpose of determining his eligibility for a Service Pension, and the eligibility of his Spouse for a Spouse's Pension, under Article IV, in respect of the period preceding his Qualified Retirement Date, shall be the enhanced age and Accredited Service attributed to the former Special Retiree in accordance with Section 17.4(c) of the Former Plan; provided that, upon his Retirement following his reemployment, (i) the enhanced age and Accredited Service provisions of Section 17.4(c) of the Former Plan shall not apply for any other purpose under this Appendix OO (including, without limitation, for the purpose of computing, under Article V, any Pension payable in respect of the former Special Retiree), and (ii) the periodic amount of his Pension shall be not less than the periodic amount of the Pension payable in the same form to which he was entitled in accordance with the provisions of the Former Plan, including Article XVII of the Former Plan, when he Retired under the Program.

  (b) For purposes of subsection (a) above, words and phrases in initial capitalization shall have the meanings given them under Article XVII of the Former Plan as appropriate to the context.

  7.3 Article XVIII of the Former Plan

  (a) If a Special Retiree is reemployed by an employer described in Section 3.2 after his Pension Commencement Date, the age and Accredited Service with which the Special Retiree is credited for the purpose of determining his eligibility for a Service Pension, and the eligibility of his Spouse for a Spouse's Pension, under Article IV, in respect of the period preceding his Retirement Date, shall be the enhanced age and Accredited Service attributed to the former Special Retiree in accordance with Section 18.5(b)(i) of the Former Plan, and the former Special Retiree's Pension (or that of his Spouse) shall include any Transition Annuity to which he was entitled before his reemployment; provided that, upon his retirement following his reemployment, (i) the enhanced age and Accredited Service provisions of Section 18.5(b)(i) of the Former Plan shall not apply for any other purpose under this Appendix OO (including, without limitation, for the purpose of computing, under Article V, any Pension payable in respect of the former Special Retiree), (ii) the periodic amount of his Pension shall be not less than the periodic amount of the Pension payable in the same form to which he was entitled in accordance with the provisions of the Former Plan, including Article XVIII of the Former Plan, when he Retired, and (iii) he may recommence his Pension without regard to any provision of this Appendix OO that would require him to delay his Pension Commencement Date.

  (b) For purposes of subsection (a) above, words and phrases in initial capitalization shall have the meanings given them under Article XVIII of the Former Plan as appropriate to the context.

  7.4 Article XIX of the Former Plan If an Employee's benefit under the Former Plan included a supplemental payment under Article XIX of the Former Plan, the supplemental payment shall apply for purposes of determining the Employee's benefit under this Appendix OO in accordance with the provisions of Article XIX of the Former Plan.

  7.5 Article XX of the Former Plan

  (a) If a Special Retiree is reemployed by an employer described in Section 3.2 after his or her Pension Commencement Date, the former Special Retiree's Pension (or that of his or her Spouse) shall, following his or her subsequent retirement or death, include

  (i) any Transition Annuity, and

  (ii) solely with respect to the Special Retiree and not the Special Retiree's Spouse, any Social Security Supplement to which the Special Retiree was entitled immediately before his or her reemployment, provided the Special Retiree has not attained age 65.

  Upon the Special Retiree's retirement following his or her reemployment, the periodic amount of a Special Retiree's Pension shall be not less than the periodic amount of the Pension, as enhanced under Section 20.5(a) of the Former Plan, plus any Social Security Supplement (provided the Special Retiree has not attained age 65), payable in each case in the same form to which the Special Retiree was entitled, in accordance with the provisions of the Former Plan including Article XX of the Former Plan, when he or she Retired. In the case of a Special Retiree who received a lump-sum distribution when he or she Retired, the amount of the Special Retiree's Pension upon his or her retirement following his or her reemployment shall be reduced in accordance with the provisions in Section 6.3(b) and (d). A Special Retiree who is reemployed and who subsequently retires may recommence his or her Pension without regard to any provision of this Appendix OO that would require delay of the Pension Commencement Date.

  (b) For purposes of subsection (a) above, words and phrases in initial capitalization shall have the meanings given them under Article XX of the Former Plan as appropriate to the context.

  7.6 Article XXI of the Former Plan If an Employee's benefit under the Former Plan included a supplemental payment under Article XXI of the Former Plan, the supplemental payment shall apply for purposes of determining the Employee's benefit under this Appendix OO in accordance with the provisions of Article XXI of the Former Plan.

  7.7 Article XXII of the Former Plan

  (a) If an Employee's benefit under the Former Plan included a benefit in respect of the RBP, the applicable provisions of Article XXII of the Former Plan in respect of the RBP shall apply for purposes of determining the Employee's benefit under this Appendix OO.

  (b) If a Special Participant is reemployed by an employer described in Section 3.2 after his Pension Commencement Date, the Special Participant's Pension (or that of his Spouse) shall, following his subsequent separation from service, include:

  (i) any Annuity Enhancement, and

  (ii) solely with respect to a Special Retiree and not the Special Retiree's Spouse, any Social Security Supplement to which the Special Retiree was entitled immediately before his reemployment, provided the Special Retiree has not attained age 65.

  Upon the Special Participant's separation from service following his reemployment, the periodic amount of his Pension shall be not less than the periodic amount of the Pension, as enhanced under Section 22.5 of the Former Plan, including any Social Security Supplement (but only if the Special Participant is a Special Retiree who has not attained age 65), payable in each case in the same form to which the Special Participant was entitled, in accordance with the provisions of the Former Plan including Article XXII of the Former Plan, when he Retired or Separated, as the case may be. In the case of a Special Participant who received a lump sum distribution when he Retired or Separated, as the case may be, the amount of the Special Participant's Pension upon his separation from service following his reemployment shall be reduced in accordance with the provisions in Section 6.3(b) and (d). A Special Participant who is reemployed and who subsequently separates from service may recommence his Pension without regard to any provision of this Appendix OO that would require delay of the Pension Commencement Date.

  (c) For purposes of subsection (a) and subsection (b) above, words and phrases in initial capitalization shall have the meanings given them under Article XXII of the Former Plan as appropriate to the context.

  7.8 Schedule I, Schedule III, Schedule IV, Schedule V, and Schedule VI of the Former Plan If an Employee's benefit under the Former Plan included an amount attributable to the provisions of any of Schedule I, Schedule III, Schedule IV, Schedule V, and Schedule VI of the Former Plan, the provisions of any of such schedules applicable to the Employee shall apply for purposes of determining the Employee's benefit under this Appendix OO in accordance with the provisions of the Former Plan.

  7.9 Schedule VII of the Former Plan If an Employee's benefit under the Former Plan was limited by the provisions of Schedule VII of the Former Plan, the provisions of such Schedule VII shall apply for purposes of determining the Employee's benefit under this Appendix OO in accordance with the provisions of the Former Plan.

  7.10 Benefit Reductions Under Former Plan If an Employee's benefit under the Former Plan was subject to reduction for any reason, including, without limitation, reduction for a benefit under another plan (whether or not maintained by the Company or an Affiliate), the Employee's benefit under this Appendix OO shall be reduced in accordance with the provisions of the Former Plan. This Section 7.10 shall apply notwithstanding any other provision of this Appendix OO or any other provision of the Plan to the contrary; provided, however, that there shall be no duplication of reduction in benefits pursuant to this Section 7.10 and the other provisions of this Appendix OO.

  7.11 Section 13.2 of the Former Plan If an Employee's benefit under the Former Plan included an amount attributable to amounts paid by a Canadian company pursuant to the provisions of Section 13.2 of the Former Plan, the provisions of Section 13.2 of the Former Plan shall apply for purposes of determining the Employee's benefit under this Appendix OO in accordance with the provisions of the Former Plan; provided, however, that there shall be no duplication of benefits pursuant to this Section 7.11 and the other provisions of this Appendix OO.

  7.12 Payments Under Former Plan On or After Closing Date Any benefit otherwise payable to or with respect to an Employee under this Appendix OO shall be reduced by any benefit paid to or with respect to the Employee under the Former Plan as of a date on or after the Closing Date (as defined in first paragraph of this Appendix OO).

  7.13 Certain Provisions Not Applicable to Non-Transfer Employees Notwithstanding any other provisions of this Appendix OO, including, without limitation, Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, and Schedule I, or any other provision of the Plan, the provisions of this Appendix OO regarding employment, time periods, and events prior to the Closing Date, regarding the provisions regarding the Former Plan, and regarding other similar provisions shall not apply with respect to an Employee covered by this Appendix OO who is not a Transfer Employee. Without limitation of the immediately preceding sentence, the following shall apply to an Employee covered by this Appendix OO who is not a Transfer Employee:

  (a) the provisions of Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, and Schedule I shall not apply;

  (b) any service and compensation of the Employee with respect to periods prior to the Closing Date shall be disregarded;

  (c) any benefit of the Employee under the Former Plan shall be disregarded; [and

  (d) the Employee shall be treated as a new Employee for all purposes of this Appendix OO beginning on the date on which the Employee becomes covered by this Appendix OO].

  ARTICLE VIII CESSATION OF ACCRUALS FOR NON-BARGAINING EMPLOYEES

  8.1 Application The provisions of this Article VIII are effective beginning as of December 31, 2002, and shall apply to a Transfer Employee (as defined in this Appendix OO) who on the Closing Date (as defined in this Appendix OO) is not covered by a collective bargaining agreement providing for coverage under this Appendix OO.

  8.2 Cessation of Benefit Accruals

  (a) For periods after December 31, 2002, there shall be no benefit accruals under this Appendix OO (including, but not limited to, Schedule I to Appendix OO) with respect to an Employee described in Section 8.1, including, but not limited to, any crediting of Accredited Service under this Appendix OO (including, but not limited to, "GTE Service" under Schedule I to Appendix OO) with respect to an Employee described in Section 8.1.

  (b) Notwithstanding the provisions of paragraph (a) of this Section 8.2:

  (i) The Average Annual Compensation of an Employee who is [both] described in Section 8.1 and is an Employee on December 31, 2002 shall take into account amounts earned after December 31, 2002 and prior to January 1, 2006 that would be included in the Employee's Average Annual Compensation, if any, but for the provisions of this Article VIII or subsection (d) of Section 1.01 of the Plan. The "GTE Compensation" (as defined in Paragraph 1(g) of Schedule I to this Appendix OO) (if applicable) of an Employee who is [both] described in Section 8.1 and is an Employee on December 31, 2002 shall take into account amounts earned after December 31, 2002 and prior to January 1, 2006 that would be included in the Employee's GTE Compensation, if any, but for the provisions of this Article VIII or subsection (d) of Section 1.01 of the Plan.

  (ii) An Employee described in Section 8.1 shall be credited with Accredited Service under this Appendix OO for periods after December 31, 2002, solely for eligibility purposes under Sections 4.3, 4.4, and 4.5, and if applicable, eligibility purposes under subsection (b) of Section 5.1

  (iii) For an Employee described in Section 8.1 who is eligible for a Service Pension under Section 5.1 and begins receiving his Service Pension as of any date on or after his Normal Retirement Date, the following shall apply: The amount determined under subsection (a) of Section 5.1 shall not be less than the amount the Employee would receive if the Employee's benefit were determined under Section 5.3 with respect to the Employee's Accredited Service for employment prior to January 1, 2003.

  (iv) For an Employee described in Section 8.1 who is eligible for a Service Pension under Section 5.1 and who begins receiving his Service Pension as of any date that precedes his Normal Retirement Date, the following shall apply: The amount determined under subsection (a) of Section 5.1 shall not be less than the amount the Employee would receive if the Employee's benefit commencing at or after his Normal Retirement Date were determined under Section 5.3 with respect to the Employee's Accredited Service for employment prior to January 1, 2003. If the Employee has an accrued benefit under this

  Appendix OO (with the provisions of subparagraph (i) of this subsection (b) of Section 8.2 taken into account, if applicable) that is equal to or greater than the applicable amount determined under subsection (c) of Section 5.1 with respect to the Employee's Accredited Service for employment prior to January 1, 2003, the amount determined under subsection (b) of Section 5.1 shall not be less than the applicable amount determined under subsection (c) of Section 5.1 with respect to the Employee's Accredited Service for employment prior to January 1, 2003.

  (v) An Employee described in Section 8.1 who becomes covered by a KY collective bargaining agreement shall accrue benefits under this Appendix OO in the manner and to the extent provided for an Employee covered by a KY collective bargaining agreement.

  (vi) For purposes of this paragraph (b) and Section 8.3, the terms "ALLTEL collective bargaining agreement," "ALIANT collective bargaining agreement," and "KY collective bargaining agreement" (and variations of such terms) shall have the meanings given those terms in paragraph (1) of subsection (d) of Section 1.01 of the Plan.

  8.3. Change in Employment Status Effective beginning as of January 1, 2003, the provisions of subsection (b) or subsection (c) of Section 1.01 of the Plan, as applicable, shall apply to each Employee described in Section 8.1 unless prior to January 1, 2003 the Employee became subject to an ALLTEL or Aliant collective bargaining agreement (in which case the otherwise applicable Change in Employment Status provisions shall apply) or KY collective bargaining agreement (in which case the provisions of this Appendix OO applicable to an Employee covered by a KY collective bargaining agreement shall apply). The provisions of paragraph (2) of subsection (d) of Section 1.01 of the Plan shall apply to each Employee described in Section 8.1, other than an Employee who prior to January 1, 2003 became subject to an ALLTEL, Aliant or KY collective bargaining agreement, as if he had had a Change in Employment Status pursuant to paragraph (1) of subsection (d) of Section 1.01 of the Plan as of January 1, 2003, and with the application of subparagraph (I) of paragraph (2) of subsection (d) of Section 1.01 of the Plan.

  8.4. Overriding Provisions The provisions of this Article VIII shall apply notwithstanding any other provision of the Plan to the contrary.

  EXHIBIT A

  TO APPENDIX OO

  APPLICABILITY OF TABLES IN COMPENDIUM OF PLAN FACTORS
Factor	Main Text and All Other Purposes	Schedule I
Early Commencement for Deferred Vested Pensions	A	M
Joint-Survivor Conversion (Regular)	B
Joint-Survivor Conversion (Disability)	C
5- and 10-Year Certain & Life (Regular)	H
5- and 10- Year Certain & Life (Disability)	N/A
Social Security Adjustment Option	N/A

  EXHIBIT B

  TO APPENDIX OO

  COMPENDIUM OF PLAN FACTORS

  SCHEDULE I
  TO APPENDIX OO
  PROVISIONS FOR CONTEL EMPLOYEES

  1. Definitions For purposes of these resolutions, the following words and phrases shall have the meanings set forth below:

  (a) "Contel Affiliate" shall mean Contel of Kentucky (d/b/a GTE Kentucky).

  (b) "Contel Participant" shall mean: (i) an hourly-paid employee of a Contel Affiliate who, on February 1, 1993, was an "Employee" within the meaning of Article II of the Former Plan or (ii) an Individual Transferee.

  (c) "Contel Plan" shall mean the Contel System Pension Plan, as in effect on January 31, 1993, except where a different effective date is specified in this Schedule I.

  (d) "Contel Service" shall mean a Contel Participant's period of service as of his Transfer Date that is recognized for benefit accrual purposes under the terms of the Contel Plan in effect on that date.

  (e) "Contel Service Benefit" shall mean a Contel Participant's accrued benefit determined as of his Transfer Date, in accordance with Sections 1.1 and 14.2 of the Contel Plan in effect on that date.

  (f) "GTE Benefit" shall mean (i) in the case of a Contel Participant whose normal retirement benefit is calculated under Paragraph 3(a), below, the Contel Participant's GTE Service Benefit; and (ii) in the case of a Contel Participant whose normal retirement benefit is calculated under Paragraph 3(b), below, the difference between the Contel Participant's Total Service Benefit and his Contel Service Benefit.

  (g) "GTE Compensation" shall mean a Contel Participant's compensation determined under the definition of compensation set forth in this Appendix OO that is used to determine a participant's benefits hereunder. GTE Compensation shall include the remuneration that the Contel Participant received on or before his Transfer Date from a Contel Affiliate or from another company participating in the Contel Plan, but only to the extent that such remuneration is of a type that is recognized and taken into account under this Appendix OO's definition of compensation.

  (h) "GTE Service" shall mean the Contel Participant's period of service after his Transfer Date that is recognized under the terms of this Appendix OO for benefit accrual purposes.

  (i) "GTE Service Benefit" shall mean a Contel Participant's accrued benefit determined under this Appendix OO's benefit formula and based on the Contel Participant's GTE Service and GTE Compensation.

  (j) "Individual Transferee" shall mean a person who (i) became a participant in the Former Plan before February 1, 1993; (ii) transferred (either voluntarily or involuntarily) from a Contel business unit to a GTE business unit before February 1, 1993, (iii) was a participant in the Contel Plan before he transferred to a GTE business unit, (iv) ceased accruing a benefit under the Contel Plan as of the date he transferred to a GTE business unit, and

  (v) had not commenced receiving benefits under either the Contel Plan or the Former Plan as of January 31, 1993.

  (k) "Total Service Benefit" shall mean a Contel Participant's accrued benefit determined solely under this Appendix OO's benefit formula based on the Contel Participant's Contel Service and GTE Service and his GTE Compensation.

  (l) "Transfer Date" shall mean (i) with respect to an Individual Transferee, the date on which he ceased accruing benefits under the Contel Plan, and (ii) with respect to all other Contel Participants, January 31, 1993.

  2. Service For purposes of determining vesting and benefit eligibility (including eligibility for early retirement benefits, disability benefits, and other benefits), this Appendix OO shall recognize the period of service with which a Contel Participant is credited as of January 31, 1993, for vesting and benefit eligibility purposes under the terms of the Contel Plan.

  3. Normal Retirement Benefit

  The normal retirement benefit under this Appendix OO of a Contel Participant shall be equal to the greater of the following:

  (a) The sum of the Contel Participant's Contel Service Benefit and GTE Service Benefit; or

  (b) The Contel Participant's Total Service Benefit.

  4. Other Retirement Benefits The early retirement benefits, optional forms of benefit, and ancillary benefits that are available under the Contel Plan, shall be available under this Appendix OO to Contel Participants subject to the following conditions:

  (a) Early Retirement Benefits:

  (1) A Contel Participant who, as of January 31, 1993, has satisfied the requirements for an early retirement benefit under Section 4.3 of the Contel Plan shall be eligible to receive an early retirement benefit subject to the following conditions:

  (a) if the Contel Participant's benefit is determined under Paragraph 3(a) above, his Contel Service Benefit shall be reduced in accordance with the Contel Plan's early retirement reduction factors, and his GTE Service Benefit shall not be reduced to reflect commencement before his normal retirement date; and

  (b) if the Contel Participant's benefit is determined under Paragraph 3(b), above, his Total Service Benefit shall not be reduced to reflect commencement before his normal retirement date.

  (2) A Contel Participant who, after February 1, 1993, satisfies the requirements for an early retirement benefit under Section 4.3 of the Contel Plan, but who does not satisfy the requirements for an early retirement benefit under this Appendix OO, shall be eligible to receive an early retirement benefit subject to the following conditions:

  (a) if the Contel Participant's benefit is determined under Paragraph 3(a) above, his Contel Service Benefit shall be reduced in accordance with the Contel Plan's early retirement reduction factors, and his GTE Service Benefit shall be actuarially reduced from his normal retirement date (using this Appendix OO's early commencement factors that are applicable to deferred vested pensions); and

  (b) if the Contel Participant's benefit is determined under Paragraph 3(b), above, his Total Service Benefit shall be actuarially reduced from his normal retirement date (using this Appendix OO's early commencement factors that are applicable to deferred vested pensions).

  (3) A Contel Participant who, either before or after February 1, 1993, satisfies the requirements for an early retirement benefit under the Former Plan or this Appendix OO shall be eligible to receive an early retirement benefit pursuant to the terms of this Appendix OO, regardless of whether he has satisfied the requirements for an early retirement benefit under Section 4.3 of the Contel Plan, subject to the following conditions:

  (a) if the Contel Participant's benefit is determined under Paragraph 3(a), above, his Contel Service Benefit shall be reduced in accordance with the Contel Plan's early retirement reduction factors, and his GTE Service Benefit shall be reduced in accordance with this Appendix OO's early retirement reduction factors; and

  (b) if the Contel Participant's benefit is determined under Paragraph 3(b), above, his Total Service Benefit shall be reduced in accordance with this Appendix OO's early retirement reduction factors.

  (iv) Notwithstanding the foregoing provisions of this Section 4(a), there shall be no reduction for early commencement of any benefit payable with respect to a Contel Participant under this Schedule I if the Contel Participant has attained his Normal Retirement Date.

  (b) Deferred Vested Benefits:

  (1) If a Contel Participant terminates from service with a nonforfeitable right to a benefit under Article 6 of the Contel Plan, he may elect to begin receiving his benefit under the Plan as of any date provided under Article 6 of the Contel Plan, or, if earlier, as of any date provided under the terms of this Appendix OO.

  (2) If a Contel Participant elects to receive his benefit as provided in Paragraph 4(b)(1), above, his entire benefit shall be reduced in accordance with this Appendix OO's early commencement factors that are applicable to deferred vested pensions. However, in no event shall the amount of a Contel Participant's benefit determined as provided in the preceding sentence be less than the amount of his Contel Service Benefit reduced in accordance with the Contel Plan's early commencement factors that are applicable to deferred vested pensions.

  (c) Optional Forms of Payment:

  (1) If a Contel Participant satisfies (either before or after February 1, 1993) the requirements for an optional form of benefit under the Contel Plan (other than any optional forms of benefit that are available solely with respect to a Transitional Benefit or Special

  Minimum Benefit under Articles 14 and 15 of the Contel Plan), the Contel Participant may elect to receive his entire benefit in any optional form of benefit provided under the Contel Plan (including, but not limited to, a life and 5-year certain annuity, and the various qualified joint and survivor annuities available under Section 4.6B. of the Contel Plan), subject to the conditions specified in clause (2), below. If a Contel Participant satisfies (either before or after February 1, 1993) the requirements for an optional form of benefit under the Former Plan or this Appendix OO, the Contel Participant may elect to receive his entire benefit in any optional form of benefit provided under this Appendix OO (including, but not limited to, a lump sum payment). Except as provided in Paragraph 5(c), below, with respect to certain grandfathered benefits, a Contel Participant's election of an optional form shall be applicable to his entire benefit.

  (2) If a Contel Participant elects to receive his benefit in a form that is available under both the Contel Plan and this Appendix OO (including a lump sum payment of a vested accrued benefit whose value is $3,500 or less), his benefit shall be determined as follows:

  (a) if the Contel Participant's benefit is determined under Paragraph 3(a), above, the Contel Participant's Contel Service Benefit payable in the form provided in Section 4.6A. of the Contel Plan shall be converted to an actuarially equivalent single life annuity ("Converted Contel Service Benefit"), and then the actuarial factors or assumptions that are applicable to the form elected as provided under the terms of the Contel Plan shall be applied to the Contel Participant's Converted Contel Service Benefit and GTE Service Benefit; and

  (b) if the Contel Participant's benefit is determined under Paragraph 3(b), above, the actuarial factors or assumptions that are applicable to the form elected as provided under the terms of this Appendix OO shall be applied to the Contel Participant's entire benefit.

  However, in no event shall the amount of a Contel Participant's benefit determined as provided in subclause (a) or (b) above be less than the amount of the Contel Participant's Contel Service Benefit payable in the same form and determined on the basis of the actuarial factors or assumptions that are applicable to the form elected as provided under the terms of the Contel Plan.

  (3) If a Contel Participant elects to receive his benefit in a form that is available solely under this Appendix OO, the actuarial factors or assumptions that are applicable to the form elected as provided under the terms of this Appendix OO shall be applied to the Contel Participant's entire benefit.

  (d) Ancillary Benefits: Except as provided in Paragraph 5(a), below, with respect to certain grandfathered benefits, a Contel Participant shall not be eligible under this Appendix OO to receive any ancillary benefit (including, but not limited to any disability benefit not in excess of a "qualified disability benefit" under Section 411(a)(9) of the Code and any pre-retirement or post-retirement death benefit) that is available under the Contel Plan and that is a part of the Contel Participant's Contel Service Benefit. A Contel Participant's entitlement to any ancillary benefit under this Appendix OO shall be determined solely by the terms of this Appendix OO with respect to the Contel Participant's entire accrued benefit. The terms of this Appendix OO shall determine the type, amount, duration, and other characteristics of each ancillary benefit that is payable to a Contel Participant.

  5. Provisions Applicable to Certain Grandfathered Benefits

  (a) A Contel Participant shall be eligible under this Appendix OO to receive any ancillary benefit that is part of a Transitional Benefit or Special Minimum Benefit provided under Articles 14 and 15 of the Contel Plan, including, but not limited to, the Special Surviving Spouse Benefit that is provided for in Section 14.5 of the Contel Plan, but only with respect to the Contel Participant's Transitional Benefit or Special Minimum Benefit that has accrued as of January 31, 1993.

  (b) If a Contel Participant satisfies the requirements under Article 14 or 15 of the Contel Plan for commencement of benefits before his normal retirement date, he may elect to receive his Contel Service Benefit pursuant to the terms of Article 14 or 15 of the Contel Plan. If a Contel Participant elects to begin receiving his Contel Service Benefit under Article 14 or 15 of the Contel Plan before he is otherwise eligible to receive his GTE Benefit, the Contel Participant shall begin receiving his GTE Benefit on the earliest date under the Plan on which a Contel Participant may begin receiving a benefit.

  (c) If a Contel Participant satisfies the requirements applicable to any optional forms of benefit that are available solely with respect to a Transitional Benefit or Special Minimum Benefit under Article 14 or 15 of the Contel Plan, the Contel Participant may elect to receive his Contel Service Benefit in any such forms. If a Contel Participant elects to receive his Contel Service Benefit pursuant to this Paragraph 5(c) in a form that includes a survivor annuity, the Contel Participant's GTE Benefit shall be payable under the Plan's automatic qualified joint and survivor annuity, with the same person receiving the survivor annuity under the Contel Service Benefit and the GTE Benefit. If a Contel Participant elects to receive his Contel Service Benefit pursuant to this Paragraph 5(c) in a form that does not provide a survivor annuity, the Contel Participant's GTE Benefit shall be payable as a straight life annuity.

  6. Provisions Applicable to All Participants in the Former Plan

  Effective February 1, 1993, all pre-March 14, 1991 GTE pension plan or Contel Plan Vesting, Credited or Accredited Service and Savings Plan Vesting Service of current participants in the Former Plan that had not already been taken into account under the terms of the Former Plan will be considered to be Vesting Service or Accredited Service, as the case may be, for all purposes under the terms of the Former Plan and this Appendix OO, including vesting, eligibility and benefit computation purposes; provided that no participant shall be credited with Accredited Service pursuant to this Paragraph 6 if such participant is receiving a benefit under the Contel System Pension Plan with respect to such Service.

  PART II

  Effective as if originally included in the January 1, 2001 Restatement of the Plan, the reference to "7.05E" in Appendix E to Section 13.06 is replaced with a reference to "6.08E" in the one place that the reference appears.

  Effective as if originally included in the January 1, 2001 Restatement of the Plan, the reference to "1.37(g)R" in Appendix U to Section 13.20 is replaced with a reference to "1.37(g)U" in the one place that the reference appears.

  Effective as if originally included in the January 1, 2001 Restatement of the Plan, the reference to "1.37(g)R" in Appendix V to Section 13.21 is replaced with a reference to "1.37(g)V" in the one place that the reference appears.
  Effective as if originally included in the January 1, 2001 Restatement of the Plan, Section 10.01LL(b) in Appendix LL to Section 13.37 is replaced with the following:

  (b) With respect the Participant's Aliant Benefit: A Participant whose retirement occurs on his Normal Retirement Date shall be eligible for a normal retirement Pension commencing as of his Normal Retirement Date with respect to his Aliant Benefit in an amount equal to his Aliant Benefit.

  Effective as if originally included in the January 1, 2001 Restatement of the Plan: (i) the reference to "10 years" in Section 10.04-I-A in Appendix A to Section 13.02 is replaced by "5 years" in the one place that the reference appears; (ii) the reference to "less than 10" in Section 10.04A in Appendix A to Section 13.02 is replaced by "less than 5" in the one place the reference appears; and (iii) the reference to "10 or more" in Section 10.04A in Appendix A to Section 13.02 is replaced by "5 or more" in the one place that the reference appears.
  Notwithstanding any effective date in the January 1, 2001 Restatement of the Plan to the contrary, Sections 10.04-I-A and 10.04A in Appendix A to Section 13.02 shall be effective as of January 1, 1989, but only with respect to Employees who have an hour of service in any Plan Year beginning after December 31, 1988; provided, however, that for Employees covered by a collective bargaining agreement, Sections 10.04-I-A and 10.04A shall be effective January 1, 1990, but only with respect to Employees who have an hour of service in any Plan Year beginning after December 31, 1989.
  Effective as if originally included in the January 1, 2001 Restatement of the Plan for Employees' Pensions of Aliant Communications Co. (i.e., the prior plan described in Section 13.37) (the "Aliant Plan"), Section 6.09 of the Aliant Plan is replaced with the following:

  6.09 All administrative expenses of the Plan and trust, including the compensation of all persons employed by the Plan Administrator, shall be paid from the trust fund; provided, however, the Company may, in its discretion, elect to pay directly any such administrative expenses. Any administrative expenses to be paid by the Trustee out of the trust fund shall be approved by the Plan Administrator before payment by the Trustee.

  Effective upon execution of this Amendment No. 1, paragraph 3 of Schedule A to Appendix LL to Section 13.37 is amended to provide as follows:

The calculation of a lump sum payment of Actuarial Equivalent of a Participant's Aliant Benefit shall be based on the Applicable Interest Rate and Applicable Mortality Table as defined in Section 1.04-A and Section 1.04-B respectively.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment No. 1 to ALLTEL Corporation Pension Plan (January 1, 2001 Restatement) to be executed on this 30th day of July, 2002.

ALLTEL CORPORATION

By:            /s/ Scott T. Ford

Title:        Chief Executive Officer